Exhibit 2

2017 INTERIM FINANCIAL RESULTS 200 200 years proudly supporting Australia Westpac Banking Corporation ABN 33 007 457 141

Westpac 2017 Interim result index 3 Cover images, from left: 2017 Interim Result Presentation Bank of New South Wales employees with their families at the Officers’ Recreation Club annual staff picnic and sports day, Northbridge, Sydney, 1909. 26 Investor Discussion Pack of 2017 Interim Result 27 Strategy Westpac Young Technologists Scholar, Alicia Hastie (image from Flashpoint Labs). Overview Performance discipline Service leadership Digital transformation Workforce revolution Sustainable futures 33 36 39 41 49 50 Bank of New South Wales providing banking facilities for the US Pacific Fleet Task Force in Sydney, 1966. A wheat harvesting image sent to General Manager Sir Alfred Davidson by customers in Perth, circa 1925. Earnings drivers Revenue Expenses Impairment charges 54 55 61 64 This page: Bank of New South Wales Wyalong tent branch, 1894. 65 Asset quality 83 Capital, Funding and Liquidity Divisional results Consumer Bank Business Bank BT Financial Group Westpac Institutional Bank Westpac New Zealand 93 94 97 99 103 107 111 Economics 127 Appendix and Disclaimer 133 Contact us Westpac Group Interim 2017 Presentation & Investor Discussion Pack Please put back all the footers on the pages

2017 INTERIM FINANCIAL RESULTS 200 years proudly supporting Australia BRIAN HARTZER CHIEF EXECUTIVE OFFICER Westpac Banking Corporation ABN 33 007 457 141

Another solid result 4 Westpac Group Interim 2017 Presentation & Investor Discussion Pack •Cash earnings up 3% over the half and the prior corresponding period •Disciplined performance –Prioritised strength and return – CET1 10%, ROE 14% –Well-managed balance sheet – deposit to loan ratio 72% –Flat costs – expense to income ratio 41.7% •Good operating performance across divisions – WIB a standout •Delivering on major programs, especially digital •Unchanged dividend, pay-out ratio lower

Headline results 5 1H17 – 2H16 1H17 – 1H16 1 Cash EPS is cash earnings per weighted average ordinary shares. 2 Common equity Tier 1 capital ratio on an APRA Basel III basis. 3 Return on equity is cash earnings divided by average ordinary equity. 4 Cash earnings basis. 5 Cents per share. Westpac Group Interim 2017 Presentation & Investor Discussion Pack 1H17 Change Change Reported net profit after tax $3,907m 4% 6% Cash earnings $4,017m 3% 3% Cash EPS1 119.8c 2%1% Common equity Tier 1 capital ratio2 10.0% 49bps(50bps) Return on equity (ROE)3 14.0% 11bps(20bps) Net tangible assets per share $14.30 2%4% Margin (excl. Treasury and Markets)4 2.00%(4bps)(7bps) Expense to income ratio4 41.7%(59bps) 12bps Impairment charge to avg. gross loans 15bps 1bps(6bps) Fully franked dividend 594c--

Prioritised strength and managing return 6 • Higher ROE • Reduced low return assets; Property & WIB • Risk weighted assets down 1% • Capital above preferred range • LCR1 & NSFR1 above minimums • Asset quality improved – stressed assets lower IAP2 coverage 52% • • Margins lower – action taken • Expense to income ratio down $118 million in 1H17 productivity from; business model changes, property and digitising manual processes • 1H17 growth focused on – – – Customer deposits up 3% mortgages up 2% SME up 3% • • Wealth/insurance well positioned although sales soft • Regulatory/compliance spend remains high 1 LCR is liquidity coverage ratio. NSFR is net stable funding ratio. 2 IAP is individually assessed provision Westpac Group Interim 2017 Presentation & Investor Discussion Pack

Portfolio of businesses delivering

7

Cash earnings % change	1H17 -2H16	1H17 -1H16	Comments 1H17 – 2H16
Consumer Bank	(2)	5	• Higher funding costs led to unchanged core earnings • Flat expenses • Rise in impairments from higher delinquencies
Business Bank	1	3	• Disciplined growth and expense management • Core earnings up 1%
BT Financial Group	(5)	(11)	• Income down from GI[1] claims and MySuper migration • Productivity leading to lower costs • Solid underlying FUM/FUA growth
Westpac Institutional Bank	20	34	• Stronger sales and markets income • Continued capital and pricing discipline – ROE 14.1% • Improved efficiency from new operating model
New Zealand (NZ$)	6	2	• Lower impairments contributed to higher earnings • Core earnings lower from ongoing margin pressure

1 General insurance.

Westpac Group Interim 2017 Presentation & Investor Discussion Pack

Strong balance sheet 8 134 127 125 121 114 9.0 9.1 40 regulatory 25 from 2015 NSFR - Jan 2018 0.62 1 Includes one peer with balance dates of end of June and December. 2 Impaired asset provisions to impaired assets. Westpac Group Interim 2017 Presentation & Investor Discussion Pack Impaired assets to gross loans (%) WestpacPeer average 1 Sep-14Sep-15Sep-16Mar-17 0.40 0.490.47 0.42 0.30 0.30 0.32 Impaired asset coverage ratio2 (%) 1 WestpacPeer average52 454649 38 Sep-14Sep-15Sep-16Mar-17 41 39 36 Capital stronger 10.5 CET1 capital ($bn)10.050 CET1 capital ratio (%)9.59.545 9.5 35 8.5 30 7.5 20 6.5 15 Sep-12Sep-13Sep-14Sep-15Sep-16Mar-17 40 39 8.2 34 30 28 25 High quality liquidity position (%) LCRNSFR 100% minimum LCR - Jan 105 108 Mar-15Sep-15Mar-16Sep-16Mar-17

Dividend maintained 9 Special dividends Payout ratio (cash earnings basis) 65 64 63 1 55 60 49 1 Effective payout ratio assumes 1H17 DRP participation of 30%. Westpac Group Interim 2017 Presentation & Investor Discussion Pack Dividend payout ratio (%) Effective payout ratio (after DRP) 7876767774747774808079 7677747272 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 Dividends per ordinary share (cents) 10 828486 10 909293949494 94 88 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 Dividend considerations • Sustainability of the payout ratio over the long term – ratio lower • CET1 capital ratio comfortably above preferred range • RWA lower • Surplus franking credits

Progress on our five strategic priorities

10

Performance Discipline	• Continued to balance capital, returns and funding • Taken action on loan pricing to address margin pressure • Good progress on productivity: $118m in 1H17 savings
Service Leadership	• Restructured frontline incentives to emphasise service • 11% fall in complaints across Australian retail/wealth divisions • Rolled out ~100 new online features and enhancements
Digital Transformation	• Launched digital personal loans • 6m accounts registered for e-statements (+25% vs Sept 2016)
Targeted Growth	• SME lending up 3% over prior half, 6% over the year • Panorama development largely complete, $3.9bn in FUA • Sound FUA/FUM flows; sales below expectations
Workforce Revolution	• Launched *Motivate* a new performance management framework • New service leadership training completed • Women in leadership 49%

Westpac Group Interim 2017 Presentation & Investor Discussion Pack

Outlook 11 Westpac Group Interim 2017 Presentation & Investor Discussion Pack •Australian economy resilient, with good prospects •Increased global volatility remains a risk •House price growth expected to slow Prices high in Sydney and Melbourne Some weakness in other markets Mortgage serviceability remains strong with significant equity •Increased business investment important as next source of economic growth; government clarity on commitments to infrastructure will help •Westpac well positioned for the environment with good momentum on our service strategy

2017 INTERIM FINANCIAL RESULTS 200 years proudly supporting Australia PETER KING CHIEF FINANCIAL OFFICER Westpac Banking Corporation ABN 33 007 457 141

Results at a glance 13 3,918 (2) margins down 4bps 1 CVA is credit valuation adjustment. Westpac Group Interim 2017 Presentation & Investor Discussion Pack 2H16 Net interest income Non-interest income Expenses Impairment charges Tax & non-controlling interests 1H17 Cash earnings movements ($m) $118m in productivity savings 161(4)(36)(20)4,017 Markets income up30.3% tax Wealth/insurance down rate AIEA up 2%, Up 3% Infrequent/volatile items ($m) Cash earnings impact1H162H161H17 Asset sales 0(4)4 Performance fees 0220 Group CVA1 3315 Tax matters resolved 5700 Total impact 602119

Targeted balance sheet growth 14 2 Bank Bank Zealand Business Bank1 1 Business Bank loans include mortgage backed. Other is all other lending in the business bank including auto. 2 Institutional bank includes Australian and offshore balance sheet. Westpac Group Interim 2017 Presentation & Investor Discussion Pack Growth in key loan segments 1H17-2H16 (%) 2.5 of $1.2bn (3%) (3.1) Consumer SME Other Institutional New (NZ$) 2.1 Includes decline in 1.9 commercial property (0.4) Loan & deposit growth 1H17-2H16 (% and $bn) Customer deposit to loan ratio 72% up from 70% 2.6% 0.8% $12bn $5bn Total loans Customer deposits

Margins impacted by funding costs 15 (1bps) 3 year swap rate (spot) Tractor 1 Tractor is the 3 year moving average hedge rate for hedges on capital and low rate deposits. Westpac Group Interim 2017 Presentation & Investor Discussion Pack Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Mar-00 Mar-02 Mar-04 Mar-06 Mar-08 Mar-10 Mar-12 Mar-14 Mar-16 Term deposit costs over benchmark (portfolio) 1.5% 1.0% 0.5% 0.0% Lower returns on capital and low rate deposits 9% 7% 5% 3% 1% 1 Net interest margin movement (% and bps) Treasury & Markets impact on NIMNIM excl. Treasury & Markets 2.11(4bps)(1bps)(2bps)4bps0bps2.07 2H16 Customer Term Capital Liquidity Loans Treasury &1H17 deposits wholesale funding& other markets 0.07 0.07 2.04 2.00

Non-interest income 16 DVA Trading Customer 748 131 claims up 49% management 1 DVA is derivative valuation adjustments includes CVA and FVA adoption in 1H15. Westpac Group Interim 2017 Presentation & Investor Discussion Pack Selected wealth related non-interest income ($m) 667667646 General insurance 273252214 246230737371 1H16 2H16 1H171H16 2H16 1H171H16 2H16 1H171H16 2H16 1H17 BT Funds BT Insurance WIB New Zealand Non-interest income ($m) 3,050 Up 3% 1H162H161H17 2,966 2,889 Up 6% Markets income ($m) 1 500210546 (22) 2H141H152H151H162H161H17 46758060919 247 147 142 89 72 482 473 462 465 450 447 (153) (13)

Expenses tightly managed 17 Westpac Group Interim 2017 Presentation & Investor Discussion Pack Sources of productivity savings • Further digitisation of manual processes • Operating model changes in the Business Bank and in the Institutional Bank • Property, including consolidation and net reduction of 45 branches across Australia and New Zealand Movement in expenses ($m) 121(118) 4,4795(4)4,483 Flat (up $4m) 2H16 Ongoing Productivity Regulatory/ Investment 1H17 expenses compliance Divisional expense growth 1H17 – 2H16 $m% Consumer Bank(4)0 Business Bank111 BTFG(17)(3) WIB(21)(3) New Zealand (in NZ$)61 Group Businesses2611

Investment spend 18 1H15 2H15 1H16 2H16 1H17 Westpac Group Interim 2017 Presentation & Investor Discussion Pack Total investment spend (expensed and capitalised) ($m) 700 11% 24% 65% Growth & productivity Regulatory change Other technology 567 580 458 527 Amortisation of capitalised software Amortisation ($m) 310.00 6 Average amortisation period (years)303 5.5 300.00 291 5 290.00 4.5 280.00 4 270.00 3.5 260.00 3 250.00 2.5 240.00 2 230.00 1.5 220.00 1 1H152H151H162H161H17 294 2.9 2.8 4.1 254 3.6 271

Australian mortgage trends 19 42.1 404.2 390.8 Westpac Group Interim 2017 Presentation & Investor Discussion Pack Mortgage 90+ day delinquencies by state (%) 2.0 • Delinquencies up 2 bps 1.0• Hardship impact flowed through • Delinquencies up in WA 0.0 Mar-14Sep-14Mar-15Sep-15Mar-16Sep-16Mar-17 NSW/ACTVic/TasQldWASA/NTALL Mortgage portfolio ($bn) (27.1)41.8(28.4)38.4(28.7)413.9 375.8 Slowdown in new lending •Reduced discounts •Higher proportion of proprietary flows •Fixed rate flow higher at 23% in 1H17 Sep-15NewRun-offMar-16NewRun-offSep-16NewRun-offMar-17 LendingLendingLending

Australian mortgages well secured 20 Dynamic LVR bands (%) 1 Excludes RAMS. 2 Dynamic LVR is the loan-to-value ratio taking into account the current outstanding loan balance, estimated changes in security value and other loan adjustments. Monitors. Property valuation source Australian Property Westpac Group Interim 2017 Presentation & Investor Discussion Pack Interest-only lending by LVR1,2 and income band (%) Applicant gross income bands 57%<$100k$100k - $250k>$250k <=60%60%<=80%>80% •92% of IO with dynamic LVR <=80% •2% of IO has a dynamic LVR > 80% and gross income < $100k •1H17 IO flow 46% of new lending (portfolio 50%) 13% 35% 29% 7% 8%1% 2% 19% 15% 9% 5% Australian mortgages annual growth (%) 14 12 10 8 6.4 66.3 4 2 0 Mar-15Sep-15Mar-16Sep-16Mar-17 •Investor property growth well below 10% cap •Investor dynamic LVR average of 47% Investor Owner occupied

Asset quality remains sound 21 2.5 0.0 1 TCE is total committed exposure. 2 Includes government, admin and defence. Westpac Group Interim 2017 Presentation & Investor Discussion Pack Sep-08 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Mar-17 Agriculture, forestry & fishing Wholesale & retail trade Property Manufacturing Property services & business services Services Construction Transport & storage Accommodation, cafes & restaurants Mining 2 Other Finance & insurance Utilities Stressed assets as a % of TCE1 Watchlist & substandard 90+ days past due and not impaired Impaired 3.093.20 2.48 2.17 1.60 1.241.201.14 1.30 0.99 Corporate/business stressed exposure by sector ($bn) Mar-16Sep-16Mar-17 2.0 1.5 1.0 0.5

Asset quality – topical areas 22 15 5 Unsecured consumer delinquencies (%) Apartment development >$20m Sept-16 Mar-17 Sept-16 Mar-17 Lending ($bn) $5.1 $4.1 30+ day 2.95 3.99 Major market loans ($bn) $3.2 $2.8 90+ day 1.17 1.63 Estimated impact of hardship Average LVR (%) 54 52 0.01 0.28 changes1 on 90+ day 1. APRA hardship policy was adopted across Westpac’s Australian unsecured portfolios in late 2016. March 2017 unsecured consumer delinquencies excluding hardship reporting changes are 14 bps lower than March 2016 Westpac Group Interim 2017 Presentation & Investor Discussion Pack Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Mar-17 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Commercial property 8% of TCE (lhs)% in stress (rhs)20 7 6 510 4 3 20 Unsecured consumer Australian unsecured lending 90+ day delinquencies (%) 3.0 2.5 2.0 1.5 1.0 0.5 0.0 Total unsecured consumer lending Credit cards

Impairment charge components ($m) 23 Write-backs Write-offs New IAPs in Collective (110) (86) (114) (228) Westpac Group Interim 2017 Presentation & Investor Discussion Pack 1H15 2H15 1H16 2H16 1H17 1H15 2H15 1H16 2H16 1H17 1H15 2H15 1H16 2H16 1H17 1H15 2H15 1H16 2H16 1H17 1H15 2H15 1H16 2H16 1H17 Individually assessed provisions Collectively assessed provisions Total Other movement & recoveries direct provisions 667 457 493 (64)(48) (218) (210)(174)(173) 471463484 443 364330341 418412 293 273256

CET1 capital ratio well positioned 24 • Total CET1 capital ratio increased 49 bps • Organic capital generated (after dividends) 29bps with credit RWA declining • Capital initiatives includes management of unused limits and DTA in LMI • Other includes FX translation, defined benefit and regulatory model changes • In 2H17 known regulatory changes on RWA calculations likely to reduce capital ratios by around 10bps Westpac Group Interim 2017 Presentation & Investor Discussion Pack CET1 Capital ratio (% and bps) 15.34 10109.97 9.4829 Sep-16 Organic Capital Other Mar-17 Mar -17 APRA capital initiatives APRA Internationally comparable

Considerations for FY17 25 Westpac Group Interim 2017 Presentation & Investor Discussion Pack •Continued discipline on growth/return •Margins – recent changes in pricing to flow into 2H17 •Expense growth likely below 2-3% range although subject to revenue outlook •Well positioned for unquestionably strong

Investor Discussion Pack Financial results based on cash earning unless otherwise stated. Refer page 34 for definition. Results principally cover the 1H17, 2H16 and 1H16 periods. Comparison of 1H17 versus 2H16 (unless otherwise stated)

200 200 years proudly supporting Australia Strategy Financial results based on cash earning unless otherwise stated. Refer page 34 for definition. Results principally cover the 1H17, 2H16 and 1H16 periods. Comparison of 1H17 versus 2H16 (unless otherwise stated)

Westpac Group at a glance: Australia's First Bank

WBC listed on ASX & NZX

WBK LISTED NYSE

Strategy | 28

- Australia's first bank and first company, opened in 1817
- Australia's 2nd largest bank; 15th largest bank in the world; ranked by market capitalisation[1]
- Well positioned across key markets with a service-led strategy focused on customers and differentiated through service
- Supporting consumers and businesses in Australia and New Zealand and customers with ties to these markets
- Unique portfolio of brands providing a full range of financial services including consumer, business and institutional banking, wealth management and insurance
- One of the most efficient banks globally[2]
- Consistent earnings profile over time
- Strong capital, funding, liquidity, with sound asset quality
- Credit ratings[3] AA- / Aa2 / AA-
- Leader in sustainability[4]

Consumer Bank	Business Bank	BT Financial Group	Institutional Bank	Westpac New Zealand
Westpac	Westpac	BT		
st.george	st.george	ADVANCE	Pacific	
bankSA	bankSA	Ascalon		
Bank of Melbourne	Bank of Melbourne	Asgard		
RAMS		BT Select		
		Licensee Select		
		securitor		

Key statistics at 31 March 2017	
Customers	13.6m
Australian household deposit market share[5]	23%
Australian mortgage market share[6]	23%
Australian business market share[6]	19%
New Zealand deposit market share[7]	19%
New Zealand consumer lending market share[7]	19%
Australian wealth platforms market share[8]	19%

Key financial data for First Half 2017	
Reported net profit after tax	$3,907m
Cash earnings	$4,017m
Expense to income ratio[9]	41.7%
Common equity Tier 1 capital ratio (APRA basis)	10.0%
Return on equity[9]	14.0%
Total assets	$840bn
Market capitalisation[10]	$118bn

1 31 March 2017. Source: S&P Capital IQ, based in US$. 2 Credit Suisse analysis of expense to income ratio of world's largest banks April 2017. 3 S&P Global Ratings, Moody's Investors Service and Fitch Ratings respectively. S&P Global Ratings and Moody's Investors Services have Westpac on a negative outlook, Fitch Ratings has Westpac on a stable outlook. 4 Included in 2017 Global 100 most sustainable companies, announced at World Economic Forum in January 2017. 5 APRA Banking Statistics, March 2017. 6 RBA Financial Aggregates, March 2017. 7 RBNZ, February 2017. 8 Plan for Life, December 2016, All Master Funds Admin. 9 Cash earnings basis. 10 Based on share price at 31 March 2017 of $35.06.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

200

Progress on our five strategic priorities Strategy 29 Vision: To be one of the world’s great service companies, helping our customers, communities and people to prosper and grow The Service Revolution Priorities Performance Discipline Service Leadership Digital Transformation Targeted Growth Workforce Revolution Employee engagement in top of high performing norms, women in leadership 50% by end of 2017 Seeking to achieve 13-14% ROE (medium-term) Cost growth 2-3% per annum and expense to income ratio below 40% Measures Stronger growth in wealth and SME +1m customers (2015-2017) Women in leadership 49% Employee engagement to be measured in 2H17 1H17 expenses flat Expense to income ratio 41.7% down 59bps FUM up 12% FUA up 4% SME lending up 3% ROE 14.0% up 11bps Progress 1H17-2H16 13.6m customers up 3% Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Sources of comparative advantage Strategy 30 capability 1 Gross impaired asset provisions to gross impaired loans. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Global efficiency leader • Expense to income ratio of 41.7% at lower end of global peers and below average of Australian major banks • Only major Australian bank with a target of reducing expense to income ratio below 40% • Productivity focus has delivered $1.9bn of savings FY09 to 1H17 Sustainability culture • Australia’s first bank and first company, reached 200 year anniversary on 8th April 2017 • Global banking leader in Dow Jones Sustainability Index since 2002, named sector leader 9 times, including 2014, 2015 and 2016 • Ranked as one of the Global 100 most sustainable corporations in the world by Corporate Knights for 10 of the last 11 years • Only major Australian bank SEC registered and listed on NYSE Excellent strategic position • Seeking to differentiate on service • No. 1 or 2 position across key markets - all divisions well placed • Unique portfolio of brands, reaching a broader customer set • Comparative advantage in wealth platforms • Embracing digital opportunities with leading online and mobile • Underweight mining sector, NZ dairy and Western Australia Sector leading balance sheet • Asset quality Sector leading through global financial crisis Sound quality; balance sheet skewed to mortgages Low impaired assets; well provisioned at 52%1 • Capital CET1 capital ratio in top quartile of international peers • Liquidity High liquidity levels; LCR of 125% Estimated NSFR of 108%

Consistent performer over the long term Strategy 31 227.8 7.6 Common equity Tier 1 capital ratio (%) 15.3 comparable1 1 Internationally comparable methodology aligns with the APRA study titled ‘International Capital Comparison Study’ dated 13 July 2015. For more details on adjustments refer slide 89. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack 9.19.09.59.510.0 7.48.2 Sep-11Sep-12Sep-13Sep-14Sep-15Sep-16Mar-17 International Cash earnings ($bn) 7.87.8 4.0 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 FY15 FY16 1H17 7.1 6.6 6.3 5.9 5.0 4.7 3.5 3.1 Cash earnings per share (cents) 245.4 248.2 235.5 119.8 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 FY15 FY16 1H17 209.3 214.8 189.4 198.3197.8 167.2163.7

A conservative, high quality bank Strategy 32 impaired assets1 (%) 0.47 amortisation period1,2 (years) 29.5 28.7 28.4 1 Based on 1H17 results 2 Peer 2 data based on 1H17 cash earnings results excludes write-offs. Amortisation expense is based on amortisation expense excluding any impairment or accelerated amortisation. Based on 1H17 annualised expense. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Capitalised software, average 6.5 4.2 2.9 3.5 Peer 1Peer 2Peer 3WBC Effective tax rate1 (%) 30.3 Peer 1Peer 2Peer 3WBC Capitalised software balance and amortisation1,2 ($bn) 2.49 1.921.90 1.81 0.59 0.44 0.36 0.61 Peer 1Peer 2Peer 3WBC Individually assessed provisions to 52.1 43.244.9 35.0 Peer 1Peer 2Peer 3WBC Impaired assets to gross loans1 (%) 0.51 0.44 0.30 Peer 1Peer 2Peer 3WBC Collectively assessed provisions to credit RWA1 (bps) 85 81 77 75 Peer 1Peer 2Peer 3WBC

200 200 years proudly supporting Australia Overview Financial results based on cash earning unless otherwise stated. Refer page 34 for definition. Results principally cover the 1H17, 2H16 and 1H16 periods. Comparison of 1H17 versus 2H16 (unless otherwise stated)

Results | 34

Cash earnings and reported net profit reconciliation

Cash earnings[1] policy

- Westpac Group uses a measure of performance referred to as cash earnings to assess financial performance at both a Group and divisional level
- This measure has been used in the Australian banking market for over a decade and management believes it is the most effective way to assess performance for the current period against prior periods and to compare performance across divisions and across peer companies
- To calculate cash earnings, reported net profit is adjusted for:
  - Material items that key decision makers at Westpac Group believe do not reflect ongoing operations
  - Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of Treasury shares and economic hedging impacts
  - Accounting reclassifications between individual line items that do not impact reported results

Reported net profit and cash earnings ($bn)


Reported profit
Cash earnings
3.6
3.8
3.9
3.9
3.6
3.8
4.4
4.0
3.7
3.9
3.7
3.9
3.9
4.0
1H14
2H14
1H15
2H15
1H16
2H16
1H17

	1H17 ($m)	% chg 1H17-1H16	% chg 1H17-2H16
Cash earnings	4,017	3%	3%
Cash EPS (cents)	119.8	1%	2%
Reported net profit	3,907	6%	4%

Reported net profit and cash earnings adjustments ($m)

	2H16	1H17
Reported net profit	3,744	**3,907**
Amortisation of intangible assets	79	**73**
Acquisition transaction and integration expenses	8	**-**
Fair value (gain)/loss on economic hedges	120	**7**
Ineffective hedges	(35)	**(4)**
Treasury shares	2	**34**
Cash earnings	3,918	**4,017**

1 Cash earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with AAS (Australian Accounting Standards). The specific adjustments outlined include both cash and non-cash items. Cash earnings is reported net profit adjusted for material items to ensure they appropriately reflect profits available to ordinary shareholders. All adjustments shown are after tax. For further details refer to slide 128.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

1H17 financial snapshot

Results | 35

	1H17	Change 1H17 – 1H16	Change 1H17 – 2H16
Earnings[1]			
Earnings per share (cents)	**119.8**	1%	2%
Core earnings ($m)	**6,260**	1%	3%
Cash earnings ($m)	**4,017**	3%	3%
Return on equity (%)	**14.0**	(20bps)	11bps
Dividend (cents per share)	**94**	flat	flat
Expense to income ratio (%)	**41.7**	12bps	(59bps)
Net interest margin (%)	**2.07**	(7pbs)	(4bps)
Asset quality			
Impairment charges to average gross loans (bps)	**15**	(6bps)	1bp
Impaired assets to gross loans (bps)	**30**	(9bps)	(2bps)
Impaired provisions to impaired assets (%)	**52.1**	5ppts	3ppts

	1H17	Change 1H17 – 1H16	Change 1H17 – 2H16
Balance sheet			
Total assets ($bn)	**840.0**	1%	flat
Common equity Tier 1 (CET1) capital ratio (APRA basis) (%)	**9.97**	(50bps)	49bps
CET1 capital ratio (Internationally comparable) (%)	**15.3**	67bps	91bps
CET1 capital ($bn)	**40.3**	6%	4%
Risk weighted assets ($bn)	**404.4**	11%	(1%)
Loans ($bn)	**666.9**	4%	1%
Customer deposits ($bn)	**478.7**	8%	3%
Net tangible assets per share ($)	**14.30**	4%	2%
Funding and liquidity			
Customer deposit to loan ratio (%)	**71.8**	279bps	128bps
Net stable funding ratio (%) (estimate)	**108**	n/a	n/a
Liquidity coverage ratio (%)	**125**	(2ppts)	(9ppts)
Total liquid assets[2] ($bn)	**139**	flat	(4%)

1 All measures on a cash earnings basis. 2 Total liquid assets represent cash, interbank deposits and assets eligible for existing repurchase agreements with a central bank.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Cash earnings up 3% over the year and prior half Performance discipline 36 ($m) 1H16 2H16 3,918 (2) 3,050 3 6 income margins down 7bps regulatory and compliance costs 40 3,904 income income charges Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Cash earnings features of 1H17 - 1H16 ($m) AIEA up 4%,Additional investment and higher 84(64)174(121)4,017 Higher markets income, Lower single name provisions partially offset by higher and additional write-backs and general insurance claims recoveries Up 3% 1H16 Net interest Non-interest Expenses Impairment Tax & NCI1H17 % chg% chg 1H171H17-1H17-Net interest income 7,6931-Non-interest Expenses(4,483)1-Core earnings 6,26013 Impairment charges(493)(26)8 Tax and non controlling(1,750)71 interests Cash earnings 4,01733 Reported net profit 3,90764 Cash earnings features of 1H17 – 2H16 ($m) AIEA up 2%, margins down 4bps 161(4)(36)(20)4,017 Higher markets income Higher individually assessed partly offset by higher provisions partly offset by higher general insurance claims write-backs and recoveries Up 3% 2H16 Net interest Non-interest Expenses Impairment Tax & NCI1H17 income income charges

WIB up strongly, demonstrating value of portfolio diversification Performance discipline 37 NZ2 Other3 1H17 ($m) CB BB BTFG WIB Group Operating income 4,055 2,557 1,145 1,700 1,017 269 10,743 Expenses (1,629) (911) (578) (657) (443) (265) (4,483) Core earnings 2,426 1,646 567 1,043 574 4 6,260 Impairment (charges) / benefits (267) (205) (3) (64) 35 11 (493) Tax & non-controlling interests (648) (433) (167) (279) (174) (48) (1,750) Cash earnings 1,511 1,008 397 700 435 (34) 4,017 % of Group cash earnings 38 25 10 17 11 (1) 1 Refer to division definitions, slide 129. 2 In A$. 3 Other is Group Businesses (including Treasury). Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack 2H16 CB BB BTFG WIB 2 NZ 3 Other 1H17 2H16 CB BB BTFG WIB 2 NZ 3 Other 1H17 1H17 divisional1 cash earnings movements ($m) 3,918(28)9(23)1152604,017 Up 3% 1H17 divisional1 core earnings movements ($m) 6,105612(29)216(40)(10)6,260 Up 3%

Dividends Performance discipline 38 Dividends (cents per share) Special dividend 8.2 55 1 Data using half year dividends and share price at 31 March 2017, or period end. 2 Effective pay-out ratio assumes 1H17 DRP participation of 30% Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Westpac dividend yield1 (%) Ordinary yield Including franking 9.08.89.1 6.2 7.7 6.86.3 5.7 4.7 6.4 5.4 2H141H152H151H162H161H17 Ordinary dividend payout ratio (%) Payout ratio (cash earnings basis)Effective payout ratio (after DRP) 79 2 1H122H121H132H131H142H141H152H151H162H161H17 Key dividend considerations for 1H17 • Sustainability of payout ratios over medium term • Strong capital comfortably above preferred range • Modest RWA growth • Final regulatory capital requirements remain uncertain • Surplus franking credits 10 828486 10 949494 88909293 94 1H122H121H132H131H142H141H152H151H162H161H17

Building long term franchise value Service leadership 39 #m) Bank 10.62 10.44 1.45 19.5 1 Restated due to transfer of customers between Consumer Bank and Business Bank. 2 Refer slide 132 for metric definition. 3 No peer data available for New Zealand. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack New Zealand customer numbers (#m) 1.321.341.351.351.36 Mar-15Sep-15Mar-16Sep-16Mar-17 New Zealand customers with a wealth product 2,3 (%) 28.6 Mar-15Sep-15Mar-16Sep-16Mar-17 Australian banking customer numbers ( Consumer Bank Business 9.9410.0910.26 1.69 1.71 1.48 1.65 8.91 8.75 8.49 8.61 8.61 Mar-15 Sep-15 Mar-16 1 Sep-16 1 Mar-17 Australian customers with a wealth product 2 (%) Westpac St. George brands Peers 20.7 15.4 14.3 12.4 Mar-15Mar-16Mar-17

Building long term franchise value Service leadership 40 82.7% 7.2 7.1 77.0% 1 Refer slide 132 for metric definition. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack New Zealand Business Consumer Customer complaints (#) Australian retail (CB, BB and BT) Down 56% 2H141H152H151H162H161H17 New Zealand retail Down 15% Down 33% 2H141H152H151H162H161H17 Down 26% Customer satisfaction1 Consumer and New Zealand (%), Business (mean) Westpac St. George brands Peers 84.7% 82.7% 81.9% 79.9% Mar-15Mar-16Mar-17 Westpac St. George brands Peers 7.3 7.1 7.0 Mar-15Mar-16Mar-17 80.0% 76.0% 69.0% 67.0% Mar-15Mar-16Mar-17

Customers continue to move to digital channels Digital transformation 41 4% 9% Down 11% 1 Australian Consumer and Business customers. 2 Digital transactions are typically payments and transfers. Branch transactions are typically withdrawals and deposits along with transfers and payments. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Branch transactions1,2(#m) 30.7 29.7 26.9 Do 26.4 wn 23.9 1H152H151H162H161H17 Digital transactions1,2 (#m) 287 279 Up 8% Up 3% 262 254 241 1H152H151H162H161H17 Digitally active customers1 (#m) 4.33 4.18 Up 7% Up 4.05 3.96 3.84 Mar-15Sep-15Mar-16Sep-16Mar-17 Digital sales1 (#000) Impacted by lower credit card balance transfers D 433 Up 16% own 2% 425 367 347 273 1H152H151H162H161H17

Digital transformation | 42

New digital services launched over the last six months

Helping customers get more from digital

Easy set up of key digital features:

- Simple Sign In
- Quick Zone
- Register for eStatements
- Set up push notifications


Choose an easier way to sign in next time

Quick Balance and Quick Transfer help customers check balances or transfer funds with one swipe


Snapshot

Making digital services easier to find

An enhanced menu giving customers faster access to key features in one tap



Anticipating customer needs

SuperCheck allows customers to search for and see their Super accounts (including those considered lost) in real time



Digitally resolving customer pain points

If a transaction looks unfamiliar customers can access more information about merchants with a simple search


Choose an easier way to sign in next time
-$23.27

Allows customers to reset and retrieve their login credentials


Forgotten logon details
Forgotten Access Number
Cancel
Continue

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Uptake of recently launched capabilities Digital transformation 43 (#’000 events) 2 944 Up 25% 1 Consumer Bank accounts only. 2 Password change/reset and retrieving customer number. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Customer self-serve On line password change/reset 1,179 988 Up 19% Up 25% 1H162H161H17 Transition to digital Proof of balance statements (# and % of total) Online Manual 770k780k795k866k 3Q164Q161Q172Q17 63% 61% 57% 48% 52% 43% 39% 37% Taking out paper Total accounts on eStatements (#m) 36% Proportion of accounts1 29% 28% 6.0 4.8 Up 30% 4.6 Mar-16Sep-16Mar-17

Digital transformation | 44

Digital used to transform customer service: new capabilities

Westpac Keyboard[1]


Chats
Robert
Westpac
Pay Anyone
Cardless Cash
Send BSB & Acc
space
return

- An Asia-Pacific first
- Make payments in context while inside social chat apps (such as Facebook, Instagram)
- No need to log into banking app

Expense splitter[1]


Create SMS
Done
Send a message to:
Complete Freedom - 477 792 6
Create SMS

- Manage what you're owed, and who has paid you
- SMS friends to let them know how much they owe you, and what account to pay into

Quick transfers[1]


SAMSUNG
Transfer to:
Westpac Choice
Altitude Platinum Card
Nearest ATM

- Allows customers to transfer between three accounts without the need to log into mobile banking
- More control over finances on the go
- CANSTAR 2017 Innovation Excellence Award Winner

Samsung Pay[1]


SAMSUNG
debit
Pay with fingerprint

- First major Australian bank to offer Samsung Pay
- Secure payments at contactless terminals with a compatible Samsung phone or smartwatch
- Free way to pay on the go, offering greater convenience

1 Keyboard and Samsung Pay for Westpac brand only. Expense splitter for St.George brands only. Quick balance is active for both Westpac and St.George brands.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

loans1 Deep dive: Digitisation of personal Digital transformation 45 From up to 1-2 days to 10-15 minutes Simple form with instant decision 75% conditionally approved 25% unconditionally approved Applicants approved (predominantly existing customers)/or declined Simpler verification process From 4 days to 1-2 days Straight through process Customers accept offer and receive funds electronically (occurs in minutes 24/7 if a Westpac customer) Electronic acceptance and receipt of funds From 3-4 days to 15 minutes Improved process for online applicants, as well as branch or call centre applicants Customers save time: no need to visit a branch to sign contracts or collect funds Branch and call centre staff save time: 5 minutes per application Operations team saves time: 5 minutes per application in verification 25% of approvals receive funds on same day, 65% of these in 60 seconds: previous process took up to 9 days 1 This applies to the Westpac branded unsecured loan process. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Actively responding to new digital opportunities

Digital transformation | 46

Accelerating innovation

"The Hothouse" provides innovation services supported by Entrepreneurs-In-Residence to help solve customer problems. Dedicated space at Kogarah and 275 Kent St, Sydney

The Hotbox program unleashes the entrepreneurs within Westpac's employee network, creating new products and services that will form the leading edge of innovation at Westpac to 2020



Sponsoring the innovation ecosystem through Stone & Chalk allows Westpac to partner with the fintech community and bring the best of the outside in[1]

Active member of R3 creating opportunities through industry collaboration. Utilising distributed ledger-based systems to simplify and automate more financial services[1]

Investing and partnering to build new businesses and help solve customer problems



Invested in QuintessenceLabs creating opportunities with quantum technology that strongly encrypts confidential data

Uno is a new mortgage broker disrupting the traditional market by providing consumers with the ability to search, compare and apply for a home loan digitally, from a choice of 20 lenders[1]

Invested and partnered with Surgical Partners to help medical practices improve their operating efficiency by connecting practice management software to cloud based accounting[1]

Westpac and Australian fintech innovators inLoop have partnered to create LanternPay – a scalable, cloud based claiming and payments platform designed for use in Consumer Directed Care programs such as the NDIS, Aged / Home Care and Government insurance schemes[1]

1 Logos are of the respective companies Stone & Chalk, R3, Uno, Surgical Partners and LanternPay.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Digital transformation | 47

Reinventure – Investing in new technology businesses[1]

Westpac has committed $100m to Reinventure, an independently run venture capital fund. The operation allows Westpac to gain insights into emerging fintech business models, adjacent business opportunities and entrepreneurial ways to execute at speed

Auror.
Using data, sheds light on high volume crimes, improving prevention and detection flare
A free, all-in-one HR and benefits platform that manages on-boarding and compliance and lets HR professionals focus on value added tasks

ZETARIS
A global Big Data, business intelligence and enterprise data warehousing company

New – doshii
Connects ordering apps, payment devices, loyalty and reservations platforms to any POS coinbase
A bitcoin wallet and platform where merchants and consumers can transact the digital currency, bitcoin

ASSEMBLY
A one-stop payments platform that helps marketplaces, merchants and their customers transact simply and securely online (previously PromisePay)

New – HYPER ANNA
A natural language AI system for data analysis targeting relatively simple business queries that comprise 70% of an analysts work in a large organisation nabo
A social media platform for local communities. Nabo differentiates itself by helping residents develop real online geographical communities (by suburbs)

SocietyOne
A peer-to-peer lending platform reducing the cost of originating and managing consumer loans, sharing its operating cost advantage with both borrowers and investors to get a better deal

New – Fillr
Standardises mobile forms into a format you can easily read and fill at the tap of a button

DATA REPUBLIC
A trust framework and secure platform that allows users to exchange data safely and securely

OpenAgent.com.au
A platform to help home sellers find and compare real estate agents

VALIANT
A business loan marketplace that matches SMEs to the best lender based on their characteristics and needs

Hey YOU
An app to revolutionise the payment process for customers when dining out or grabbing a coffee on the go

1. Logos are of the respective companies.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Digital transformation | 48

Significant momentum in our technology transformation


2015
Channels (customer interface)
Assisted
Unassisted
Customer
Westpac
St.George
BT
Systems of record
Westpac
St.George
BT
Infrastructure
Westpac
St.George
BT
Common
Underway (degree of shading represents completion)
Channel
5
Starting with home ownership in Phase One
Customer Service Hub
Brand agnostic origination platform1
Digitised originations process
Brand agnostic view & source of customer profile
Credit decisioning
4
*
Westpac
St.George
2
BT
3
Pano-rama
Common
1

1. Common IaaS (Infrastructure as a Service) foundations implemented across Group.
2. St.George Hogan deposit & transaction core system upgraded to Celeriti in 2016.
3. Significant Panorama functionality delivered including SMSF.
4. Customer Service Hub vendor selected and "steel thread" developed to validate strategy of connecting channels and systems of record through a customer hub.
5. Human Digital Connections telephony platform rolled out by the Customer Contact Centres.

* Longer-term consolidation opportunities

1 Excludes RAMS and BT.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Workforce revolution delivering

Workforce revolution | 49

Agile work space providing benefits

- Around 10,300 employees now in agile workplaces
- Commenced work on transforming Westpac Head Office (275 Kent St) to agile
- Delivering the following benefits
  - Employee to desk ratio now 1.3 across Sydney CBD locations
  - A further 72% reduction in paper and storage
  - 15-20% increase in staff satisfaction and pride with the workspace[1]


Westpac GROUP
Add more pins
Learn more

Agile working is supported with our Worksmart app

Women in leadership positions[2] (%)


41
43
44
46
49
Mar-13
Mar-14
Mar-15
Mar-16
Mar-17

Lost time injury frequency rate (rolling 12 months) (#)


1.8
1.4
0.9
0.8
0.7
Mar-13
Mar-14
Mar-15
Mar-16
Mar-17

High performer retention (rolling 12 months) (%)


96
96
96
95
95
Mar-13
Mar-14
Mar-15
Mar-16
Mar-17

Embedding customer service

During 1H17 made changes to incentives and performance management programs:

- Removed all product-related incentives for tellers across the Group. Teller performance is now assessed on customer feedback and the quality of service provided
- Introduced a new approach to performance, development and reward (Motivate). Motivate focuses on supporting people to develop and grow, removes forced rankings, and places a greater emphasis on behaviours

1 Based on survey of employees in 150 Collins St. Melbourne post move to agile. 2 Spot number as at 31 March for each period.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Sustainable futures | 50

Continued sustainability leadership

Strategic priorities and 1H17 progress highlights

1 Embracing societal change

Help improve the way people work and live as our society changes

- Leadership roles held by women increased to 49% (up from 46% a year ago). On track to achieve the 2017 target of 50%
- Recruited an additional 76 Indigenous Australians

2 Environmental solutions

Help find solutions to environmental challenges

- Total committed exposure to the CleanTech and environmental services sector was $6.7bn as at 31 March 2017, remaining ahead of target[1]
- Westpac Green Bond issued January 2017

3 Better financial futures

Help customers to have a better relationship with money, for a better life

- BT Advice customer satisfaction rating was 4.9 for 1H17, meeting target of 4.9 out of 5
- Lending to the social and affordable housing sector increased to $1.24bn, up from $1.05bn a year ago

Further information on Westpac's Sustainability and progress on our strategic priorities is available at www.westpac.com.au/sustainability

Leading track record

- Most sustainable bank globally in the 2016 Dow Jones Sustainability Index for the third year in a row, and among sector leaders annually since 2002
- Assigned a Gold Class ranking in the RobecoSAM Sustainability Yearbook for 2017, released in January 2017
- Included in the 2016 CDP[2] Climate A list, ranking Westpac among the top 9% of participating companies globally

Significant achievements

- 'Industry-first' introduction of ESG (Environmental, Social and Governance) scoring data in BT Invest and BT Panorama
- Highest ever customer satisfaction rating achieved in BT Advice
- Significant progress against Sustainability Strategy with more than half of the 2017 targets met or exceeded ahead of schedule

1 From 2015, a higher threshold for green buildings was introduced in line with industry trends. 2 Formerly the Carbon Disclosure Project.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Continued support for customers through sustainable investing Sustainable futures 51 Industry first sustainability scoring on ASX200 and managed funds BTFG is the first to provide customers with integrated sustainability information, to assist them in decision making 1 2016 BT Australian Financial Health Index. More information available at bt.com.au/sustainability Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Making sustainable investing easier • BT launched sustainability scoring, providing financial advisers and customers visibility of how investments rate on key sustainability factors • Available on BT Invest and BT Panorama’s investment menu for over 200 managed funds and ASX200 listed companies • Research shows more than 90 per cent of Australians believe sustainable investing is important, with almost one in five saying it is extremely important for their investments, to be in sustainable companies1 • BT Panorama is the only platform to offer integrated ESG scoring

Continued support for the environmental, energy and mining transition Sustainable futures 52 services, with over $6.7bn TCE in Australia remains low, at approximately 1%. The of a transitioning economy Change Position Statement and 2020 change solutions (including CleanTech) services exposure ($bn) 6.3 6.2 6.1 1 Targets adopted by companies to reduce greenhouse gas emissions are considered “science-based” if they are in line with the level of decarbonisation required to keep global temperature increase below 2 degrees Celsius compared to pre-industrial temperatures, as described in the Fifth Assessment Report of the Intergovernmental Panel on Climate Change. 2 As at 31 March 2017, Westpac had no exposure to water or land remediation projects that met the criteria for the Group’s CleanTech exposures. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack CleanTech and environmental 6.7 Sep-15Mar-16Sep-16Mar-17 Mining portfolio (TCE) by sector (%) TCE as at 31 March 2017 $10.3bn 50 2H151H162H161H17 40 30 20 10 0 Oil and Other Iron ore Mining Coal Other gas metal services ore • Supporting CleanTech and environmental and New Zealand • Mining as a percentage of Group TCE portfolio mix continues to evolve as a result • Launched in April 2017, a revised Climate Action Plan - new and updated criteria: - $25bn target for lending to climate by 2030 (currently $6.7bn) - Strengthened criteria for financing coal mines - Commitment to actively reduce the emissions intensity of exposure to the power generation sector, targeting 0.30 tCO2e/MWh by 2020 - Setting a Science-Based Target1 to reduce Westpac’s direct footprint emissions by 9% at or before 2020 CleanTech and environmental services exposure (%)2 3.7 3.80.4 0.2 4.6Green buildings Renewable energy Forestry Waste 52.3 35.0 Other Energy efficiency Green businesses TCE as at 31 March 2017 $6.7bn Group mining portfolio to total lending TCE (%) 1Total Group lending (ex. Mining) Mining 99

Actively supporting Australia

Sustainable futures | 53

Supporting communities[1]

Backing economic activity	• Provide loans to help Australians own their home or grow their business • Support the efficient flow of funds in the economy and keep deposits safe	$49.3bn new lending[2] $584bn total Aust. loans
Wealth of many Australians	• Support working and retired Australians either directly (611k shareholders) or via their super funds	$3.2bn in dividends; Market capitalisation $118bn
The bottom line	• 2nd largest Australian taxpayer[3] paying more than $3bn in income tax in 2016	>$1.7bn in income tax expense for the half
The workforce	• Employ 37,425 people	$2.3bn in payments to employees
The nation	• Westpac 200 Businesses of Tomorrow • First 200 Westpac Scholars • 200 Community Grants • 40+ years continuous support of the Westpac Rescue Helicopter Service	>1% community contributions to pre-tax profit

Income tax expense on a cash earnings basis ($m)	1H16	2H16	1H17
Notional income tax based on the Australian company tax rate of 30%	1,660	1,694	**1,730**
Net amounts not deductible/ (not assessable)	(40)	30	**15**
Total income tax expense in the income statement	1,620	1,724	**1,745**
Effective tax rate (%)	**29.3**	**30.5**	**30.3**

Other tax/government payments ($m)	1H16	2H16	1H17
Net GST, Payroll tax, FBT	**230**	**217**	**238**

Westpac also makes a number of other government and regulatory payments including fees for the committed liquidity facility, APRA fees and stamp duties which are not included in the above.
Similarly, Westpac also collects tax on behalf of others, such as withholding tax, PAYG and GST. These are excluded from this analysis

1 All figures for the half year to 31 March 2017 unless otherwise stated. Dividends paid represents the 1H17 dividend. 2 New mortgage and new business lending in Australian retail operations which includes CB, BB and BTFG. 3 Source: ATO's Corporate Tax Transparency Report for the 2014 - 15 Income Year, published December 2016.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Earnings Drivers Financial results based on cash earning unless otherwise stated. Refer page 34 for definition. Results principally cover the 1H17, 2H16 and 1H16 periods. Comparison of 1H17 versus 2H16 (unless otherwise stated)

Net operating income up 2% over the half Revenue 55 10,619 28 (15) 10,584 39 81 41 (84) 10,619 9 BB 1H16 CB BB BTFG WIB NZ Group 2H16 CB BB BTFG WIB NZ Group 1H17 1 AIEA is average interest-earning assets. 2 New Zealand contribution represented in A$. 3 Group Businesses. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Net operating income by division ($m) 1H17 Divisional contribution (%) 2 (12)(100)195(31)1610,743CB 1638BTFG WIB 11NZ 2 24Group 3 2323 10,584223(46) Flat (down $35m) Up 2% Net operating income movement ($m) 150(108)529(96)168(170)(84)1991810,743 1H16AIEA1MarginsFees &WealthTradingOther2H16AIEA1MarginsFees &WealthTradingOther1H17 growthcommissionsgrowthcommissions Net interest up 1%Non-interest down 3% Net interest flatNon-interest up 6%

Composition of lending Revenue 56 640.7 62.0 13.2 148.7 (2.3) 0.1 147.7 1 Gross loans. 2 Run-off includes repayment. 3 Other includes business lending in Private Wealth. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Mar-16 Sep-16 New lending Net run-off 2 Mar-17 Mar-16 Sep-16 BB new lending BB run-off 2 Mar-16 WIB net lending 3 Other Sep-16 Mar-17 Consumer Bank Mar-16 Business Bank Sep-16 WIB New Zealand Consumer Other (inc. BT) Business Mar-17 Mar-17 Australian mortgage lending1 ($bn) 38.4(28.7) 390.8404.2413.9 Up 2% New Zealand net loans (NZ$bn) 71.775.11.20.276.5 Up 2% Australian business lending1 ($bn) 10.7(11.0) 150.2 Down 2% Composition of lending (% of total) 2.0 Aust. mortgages 10.5 3.5Aust. business Aust. institutional Aust. other consumer New Zealand lending Other overseas lending Net loans ($bn) 661.97.40.9(2.3)(1.7)0.7666.9 New Zealand lending up NZ$1.4bn Up 1%

Customer deposits Revenue 57 467 479 442 Up 6% Up 3% 2% customer Up 5% Down 1% 33.6 12.8 1 Included in transaction accounts. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack New Zealand customer deposits (NZ$bn) Term depositsSavingsOnlineTransaction 555857 49% 12 12 21% 23% 12 14 13 14 3 4 4 29 28 25 Mar-16Sep-16Mar-17 Mortgage offset1 balances ($bn) 36.6 26.8 20.8 16.2 Mar-12Mar-13Mar-14Mar-15Mar-16Mar-17 Customer deposit mix ($bn) and % of total Term depositsSavingsOnlineTransaction 40% 136 28% 19%1 130 123 84 92 80 64 60 68 189 191 171 Mar-16Sep-16Mar-17 Custo LCR deposit mer deposit composition ($bn) CBBBWIBBTFG, NZ & Other 442467479 87 87 79 94 88 83 111 112 106 186 174 181 Mar-16Sep-16Mar-17 run-off14.2%13.5%13.7%

Net interest margin down 4bps, primarily due to higher funding costs and lower interest rates Revenue 58 by cost of holding and business loans capital held (2bps) 0bp 2.07 Lengthening of average competition 1.96 Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack 1H16 2H16 Loans Customer deposits Term wholesale funding Capital & other Liquidity Treasury & Markets 1H17 Net interest margin by division (%) 1H162H161H17 2.722.72 2.70 2.34 2.28 CBBBWIBNZ 2.37 2.18 2.13 1.721.76 1.77 Net interest margin movement (%) NIM excl. Treasury & MarketsTreasury & Markets impact on NIM Repricing of certain mortgagesLower rates onLower CLF fee offset more HQLA 2.144bps(4bps) 0.07 2.11(1bp) 0.07 (1bp) 2.07 Mostly term deposit tenor in preparation for NSFR. Higher Tier 1 and Tier 2 costs 0.07 2.04 2.00 Net interest margin (NIM) (%) NIMNIM excl. Treasury & Markets 2.172.07 2.072.00 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17

Non-interest income up 6%, primarily from higher markets income Revenue 59 199 2,966 (84) 28 2,889 1,408 1,375 1,380 1,134 general insurance claims from Cyclone Debbie 970 1,090 539 Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Wealth and insurance income ($m) Lower funds management income from margin compression and higher insurance claims, including 941886 1H152H151H162H161H17 Trading income ($m) Higher foreign exchange and commodity risk management income and higher sales activity713 610 514 425 1H152H151H162H161H17 Non-interest income contributors ($m) 183,050 1H162H16Fees &Wealth &TradingOther1H17 commisions insurance income Up 6% Fees and commissions income ($m) Higher institutional and business fee income partly offset by lower card income 1,4781,464 1H152H151H162H161H17

Wealth and insurance and markets and Treasury income Revenue 60 614 product mix including Treasury DVA Total related 1 DVA is derivative valuation adjustments. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack 1H16 1H16 2H16 2H16 1H17 1H17 1H16 1H16 2H16 2H16 1H17 1H17 1H16 1H16 2H16 2H16 1H17 1H17 1H16 1H16 2H16 2H16 1H17 1H17 1H16 1H16 2H16 2H16 1H17 1H17 1H16 1H16 2H16 2H16 1H17 1H17 1H16 1H16 2H16 2H16 1H17 1H17 1H16 1H16 2H16 2H16 1H17 1H17 Markets income by activity ($m) 748 609 CustomerMarket risk relatedDVA1 Total Rise in fixed income and FX sales Higher FX, fixed income and commodities546 247 142 21019 465 447 482trading with positive market conditions 89 Total Group market risk-related income ($m) 523 349 Market risk1 403 259 250 257247 142 89 21019 Funds management income ($m) Margin compression from665 622 FUM/FUABT OtherNZ & WIBTotal migration to MySuperHastings performance fees 372 382 365 199 201 206 438251 Insurance income ($m) Mostly higher claims,327 305 264 LifeGeneralLMI & NZTotal including Cyclone Debbie and lower premiums 152 9497818286 42 126 136

Expense to income ratio 41.7% Expenses 61 6 35,290 162 34,964 Global peer comparison of expense to income ratios1 (%) Divisional expense to income (%) 1H16 2H16 1H17 62.9 62.3 60.5 59.9 50.0 50.5 51.0 45.9 45.9 42.7 41.7 41.5 45.0 43.4 41.8 41.4 1 Company data, Credit Suisse. Expense to income ratio average for Peer 1, 2 and 3 based on their 1H17 results, all others based on FY16. European average excludes Deutsche Bank. Peer 2 is based on underlying cash to income ratio. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack European average US regional average Canadian average Korean average Hong Kong average Singapore average Peer 1 Peer 3 WBC Peer 2 47.0 41.2 40.3 40.2 35.9 35.5 35.6 41.7 38.6 CBBBBTFGWIBNZ Expense movements ($m) 4,479121(118)(4)54,483 Flat 2H16OngoingProductivityInvestment Regulatory/1H17 expensescompliance FTE run versus change (#) 45435,580(296) 1H16RunChange2H16RunChange1H17 Run: for ongoing operations Change: project based

Investment spend focused on growth and productivity Expenses 62 527 700 580 spend 49% 37% 41% expensed 3.1yrs 2.8yrs 2.9yrs period and amortisation2 ($bn) 1 Investment spend capitalised also includes technology hardware equipment. 2 Data based on 1H17 results, excludes write-offs. Amortisation expense is based on amortisation expense excluding any impairment and is based on 1H17 annualised amortisation expense. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Average amortisation period2 (years) 6.5 4.2 2.9 3.5 Peer 1Peer 2Peer 3WBC Capitalised software balance 2.49 1.921.90 1.81 0.59 0.44 0.36 0.61 Peer 1Peer 2Peer 3WBC Total investment spend mix (% of total) Growth & productivityRegulatory change Other technology 14 14 11 24 22 23 65 64 63 1H162H161H17 Investment spend ($m) 1H162H161H17 Expensed256261236 Capitalised1 271439344 Total investment Investment spend Software amortisation271294303 Average amortisation Investment spend capitalised1 ($m) 1H162H161H17 Capitalised software Opening balance1,6541,6511,781 Additions268428344 Amortisation(271)(294)(303) Write-offs, impairments and foreign exchange translation-(4)(8) Closing balance1,6511,7811,814 Other deferred expenses Deferred acquisition costs11610191 Other deferred expenses274556

Productivity track record: $1.9bn in savings since 2009

Expenses | 63

Efficiency initiatives:

- Business Connect and Connect Now video conferencing now in 91% of sites[1]
- Improved e-Statement functionality in Consumer Bank has supported an increase in the number of accounts registered for e-Statements to 6 million
- Digitised St.George mortgage top-up loan document delivery and completion, enabling customers to sign and return documents electronically, improving quality and reducing time from application to funds from 10 days to same day
- Cheque digitisation has been rolled out to over 500 branches across NT, SA, WA, Tasmania and Queensland. Enables digital cheque imaging at each branch, reducing courier costs and results in faster and more efficient processing
- Annual audit certificates requested by auditors now digitised, ~120k requests, with delivery reduced to 2 days from 15 days
- Launched Virtual Data Vault (VDV) portal, uses 'drop box' style technology, enabling Westpac to provide large volumes of data to regulatory and legislative bodies. Increasing security, saving paper and reducing time to meet requests
- 24/7 portal introduced that allows Westpac Credit Card customers with overdue payments to manage their payment arrangements online. Used by over 5,000 customers per month with 92% of payment arrangements set up on the same day

$1.9bn saved from efficiency programs since FY09 ($m)


Targeting FY16-1H17 annual productivity savings to average $270m
143
212
289
238
225
219
239
263
1,828
118
1,946
FY09
FY10
FY11
FY12
FY13
FY14
FY15
FY16
FY09-FY16 cumulative
1H17
Cumulative

Metrics

	FY15	FY16	1H17
Number of branches[1]	1,429	1,309	**1,264**
Australian % of Smart ATMs of ATM network[2]	34%	41%	**42%**
Business Connect/Connect Now video conferencing[3]	86%	90%	**91%**
Consumer Bank and Business Bank active digital customers[2] (# m)	4.0	4.2	**4.3**
Retail and business banking and wealth complaint reduction[4]	28%	31%	**26%**
Number of IT applications closed[2]	119	151	**161**

1 Total branches in Australia, New Zealand and Westpac Pacific. 2 Cumulative numbers. 3 Represents % of Australian branches with Business Connect/Connect Now. 4 Percentage change is based on prior corresponding period.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

1H17 impairment charge lift mainly due to higher IAPs Impairment charges 64 667 Institutional Bank 457 (114) (110) (173) (174) (210) (228) Impairment charge to average loans 100 400 80 1 Pre-2008 does not include St.George. 2008 and 2009 are pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of pro forma adjustments. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Impairment charges and stressed exposures1 (bps) 120500 annualised (lhs) Stressed exposures to TCE (rhs) 300 60 200 40 20100 00 200720082009201020112012201320141H152H151H162H161H17 114bps 15bps Impairment charges ($m) Individually assessedCollectively assessed New IAPsWrite-backs & recoveriesWrite-offs directOther movements in CAPTotal Rise reflects new impairments in 493 (48)(86) 2H151H162H161H172H151H162H161H172H151H162H161H172H151H162H161H172H151H162H161H17 471364Workout of Institutional463418484443412 273256and NZ facilities

200 200 years proudly supporting Australia Asset quality Financial results based on cash earning unless otherwise stated. Refer page 34 for definition. Results principally cover the 1H17, 2H16 and 1H16 periods. Comparison of 1H17 versus 2H16 (unless otherwise stated)

Asset Quality | 66

High quality portfolio with bias to secured consumer lending

Asset composition as at 31 March 2017 (%)


Loans
Trading securities, financial assets at fair value and available-for-sale securities
Derivative financial instruments
Cash and balances with central banks
Life insurance assets
Goodwill
Receivables due from other financial institutions
Other assets
Total assets ($840bn)
1
1
1
1
2
3
11
80
Total loans ($667bn)
68
17
11
4
Housing
Business
Institutional
Other consumer

Exposure by risk grade as at 31 March 2017 ($m)

Standard and Poor's Risk Grade[1]	Australia	NZ / Pacific	Asia	Americas	Europe	Group	% of Total
AAA to AA-	97,865	6,877	1,938	4,676	528	**111,884**	11%
A+ to A-	28,016	4,783	4,650	5,310	2,956	**45,715**	5%
BBB+ to BBB-	59,898	10,205	7,417	1,915	1,950	**81,385**	8%
BB+ to BB	74,395	10,443	1,980	349	567	**87,734**	9%
BB- to B+	57,627	9,569	146	83	-	**67,425**	7%
<B+	5,529	3,244	-	-	16	**8,789**	1%
Secured consumer	479,665	50,689	579	-	-	**530,933**	54%
Unsecured consumer	45,719	5,209	-	-	-	**50,928**	5%
Total committed exposures (TCE)	**848,714**	**101,019**	**16,710**	**12,333**	**6,017**	**984,793**	
Exposure by region[2] (%)	86%	10%	2%	1%	1%		100%

1 Risk grade equivalent. 2 Exposure by booking office.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

200

A well diversified portfolio

Asset Quality | 67

Exposures at default[1] by sector ($bn)



Finance & insurance[2]
Property[3]
Government admin. & defence
Wholesale & retail trade
Manufacturing
Services
Property services & business services
Transport & storage
Agriculture, forestry & fishing
Utilities
Mining
Construction[4]
Accommodation, cafes & restaurants
Other
Mar-17
Sep-16
Mar-16
0
20
40
60
80
100

Top 10 exposures to corporations and NBFIs[5] as a % of TCE (%)



Largest corporation/NBFI single name exposure represents less than 0.2% of TCE
1.9
1.4
1.3
1.1
1.2
1.3
1.1
1.2
1.0
1.0
Sep-08
Sep-09
Sep-10
Sep-11
Sep-12
Sep-13
Sep-14
Sep-15
Sep-16
Mar-17

Top 10 exposures to corporations & NBFIs[5] at 31 March 2017 ($m)



S&P rating or equivalent
A+
BBB-
BBB+
A-
A
BBB-
A-
BBB+
BBB
A-
0
300
600
900
1,200
1,500

1 Exposures at default is an estimate of the committed exposure expected to be drawn by a customer at the time of default. Excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 NBFI is non-bank financial institutions.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Strong provisioning maintained Asset Quality 68 Impairment charges to average loans annualised (bps) 21 14 15 mainly due to improved credit 24 17 18 including interest carrying adjustment 4,414 1 Change in mortgage risk weights increased credit RWA by $43bn, reducing the collectively assessed provisions to credit RWA ratio by 11bps. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Asset qualityTotal provisions ($m) Individually assessed provisions 1H162H161H17Collectively assessed provisions Economic overlay 5,061 Impairment charges to average loans annualised (bps)Lower total provisions 4,241quality in WIB Gross impaired assets to gross loans (%)0.390.320.303,949 3,4813,6023,513 Stressed exposures to TCE (%)1.031.201.14 Provisions Total provisions to gross loans (bps)575452 Impaired asset provisions to impaired assets (%)484952 Collectively assessed provisions to credit RWA (bps)87761 77 Economic overlay ($m)393389378 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16Mar17 4,734 502 3,004 1,228 453 2,986 1,622 346 2,607 1,461 363 2,408 1,470 389 2,196 3,332 389 2,225 2,275 1,364 867669 389 388 2,344 869 378 2,348 787

Stressed exposures lower Asset Quality 69 90+ day past due and not impaired 3.09 refinance and work-out of 2.17 and an improved outlook for 1,519 1,194 997 958 Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Mar-16 Sep-16 Mar-17 1H10 Mar-16 2H10 Impaired 1H11 90+ dpd not impaired 2H11 1H12 Substandard 2H12 Watchlist 1H13 2H13 Sep-16 1H14 Impaired 2H14 90+ dpd not impaired 1H15 2H15 Substandard 1H16 Watchlist 2H16 Mar-17 1H17 New and increased gross impaired assets ($m) 1,748 1,343 1,0601,078 477 589 1,218 708 609 607633 Stressed exposures as a % of TCE Impaired Watchlist & substandard 3.20. 2.48Lower stress reflects some institutional facilities some NZ dairy exposures 1.60 1.241.201.14 2.23 0.29 0.57 2.07 0.46 0.67 1.45 0.41 0.62 1.24 0.35 0.58 0.85 0.31 0.44 0.71 0.991.03 0.540.49 0.260.250.28 0.270.200.26 0.65 0.33 0.22 0.59 0.35 0.20 Movement in stress categories (bps) 10120(2)2(2)(4) 6 103(4)5 114 Mainly due to work-out of WIB exposures Mainly NZ dairy and exposures in WIB

Stressed exposures lower across industries reflecting both work-out and return to health of facilities Asset Quality 70 1 Includes Government admin. & defence Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Agriculture, forestry & fishing Wholesale & retail trade Property Manufacturing Property services & business services Services Construction Transport & storage Accommodation, cafes & restaurants Mining 1 Other Finance & insurance Utilities Corporate and business portfolio stressed exposures by industry ($bn) 2.5 2.0 1.5 1.0 0.5 0.0 Mar-16Sep-16Mar-17

Areas of interest: Commercial property

Asset Quality | 71

Commercial property portfolio

	Sep-16	Mar-17
Total committed exposures (TCE)	$67.1bn	**$65.5bn**
Lending	$52.6bn	**$51.4bn**
Commercial property as a % of Group TCE	6.87	**6.65**
Median risk grade[1]	BB equivalent	**BB equivalent**
% of portfolio graded as 'stressed'[1]	1.32	**1.39**
% of portfolio in impaired	0.53	**0.46**

Commercial property exposures % of TCE and % in stress


Commercial property as % of TCE (lhs)
Commercial property % in stress (rhs)
10
8
6
4
2
0
20
15
10
5
0
1H09
2H09
1H10
2H10
1H11
2H11
1H12
2H12
1H13
2H13
1H14
2H14
1H15
2H15
1H16
2H16
1H17

Commercial property portfolio composition (%)


Region (%)
16
11
9
6
5
9
44
NSW & ACT
Vic
Qld
SA & NT
WA
NZ & Pacific
Institutional (diversified)


Borrower type (%)
15
44
11
30
Exposures <$10m
Developers >$10m
Investors >$10m
Diversified Property Groups and Property Trusts >$10m


Sector (%)
9
43
28
20
Commercial offices & diversified groups
Residential
Retail
Industrial

1 Includes impaired exposures.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Areas of interest: Inner city apartments

Asset Quality | 72

Commercial property portfolio TCE ($bn)

	Sep-16	Mar-17	TCE %[1]	
Residential apartment development >$20m	5.1	**4.1**	6.3%	• Progressively tightened risk appetite in areas of higher concern since 2012 • Actively monitoring settlements for >$20m residential development book • While settlements have been slightly slower, Westpac's debt has been repaid in full given low LVRs
Residential apartment development >$20m in major markets, shown below	3.2	**2.8**	4.3%	
Sydney major markets	1.2	**1.3**	2.0%	• 1H17 new lending LVR 49.2%
Inner Melbourne	1.4	**1.0**	1.5%	• 1H17 new lending LVR 51.4%
Inner Brisbane	0.4	**0.2**	0.3%	• Exposure low and falling
Perth metro	0.2	**0.2**	0.3%	• Exposure low and falling
Adelaide CBD	0.1	**0.1**	0.2%	• One project

Residential apartment development >$20m weighted average LVR (%)


55.1
50.2
49.3
45.0
Average portfolio LVR 52%
2017
2018
2019
2020

Consumer mortgages

Consumer mortgages where security is within a residential apartment development >$20m	Sep-16	Mar-17
Total consumer mortgage loans for inner city apartments	$13.0bn	**$13.5bn**
Average LVR at origination	69%	**71%**
Average dynamic LVR	54%	**53%**
Dynamic LVR >90%	2.9%	**2.0%**
90+ day delinquencies	30bps	**37bps**

1 Percentage of commercial property TCE.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Asset quality areas of interest

Asset Quality | 73

Mining (inc. oil and gas) portfolio

	Sep-16	Mar-17
Total committed exposures (TCE)	$11.3bn	**$10.4bn**
Lending	$6.2bn	**$6.0bn**
% of Group TCE	1.16	**1.05**
% of portfolio graded as 'stressed'[1,2]	3.94	**2.90**
% of portfolio in impaired[2]	1.32	**1.15**

New Zealand dairy portfolio

	Sep-16	Mar-17
Total committed exposure (TCE)	NZ$5.9bn	**NZ$5.9bn**
Lending	NZ$5.7bn	**NZ$5.6bn**
% of Group TCE	0.58	**0.55**
% of portfolio graded as 'stressed'[1,2]	25.29	**21.70**
% of portfolio in impaired[2]	0.34	**0.34**

Retail trade portfolio

	Sep-16	Mar-17
Total committed exposures (TCE)	$16.3bn	**$15.3bn**
Lending	$12.1bn	**$11.3bn**
% of Group TCE	1.67	**1.55**
% of portfolio graded as 'stressed'[1,2]	2.68	**2.51**
% of portfolio in impaired[2]	0.34	**0.40**

Mining portfolio (TCE) by sector (%)



41
14
16
7
12
10
Oil and gas
Other metal ore
Mining services
Iron ore
Coal
Other

NZ dairy portfolio (TCE) by security (%)



73
26
1
Fully secured
Partially secured
Unsecured

Retail portfolio (TCE) by sector (%)



25
33
42
Food Retailing
Motor Vehicle Retailing and Services
Personal and Household Good Retailing

1 Includes impaired exposures. 2 Percentage of portfolio TCE.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Provision cover by portfolio category Asset Quality 74 PROVISIONING TO TCE (%) Sep-15 Mar-16 Sep-16 Mar-17 Fully performing portfolio •Small cover as low probability of default (PD) •Includes economic overlay 0.21 0.22 0.22 0.21 portfolio Watchlist & substandard •Still performing but higher cover reflects elevated PD 6.93 4.89 4.51 4.52 90+ day past due and not impaired •In default but strong security 5.28 4.99 4.57 5.04 due and not Impaired assets •In default. High provision cover reflects expected recovery 46.27 47.65 49.44 52.07 Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Impaired asset provisions Collective provisions Exposures as a % of TCE Fully performing Watchlist & substandard 90+ day past impaired Impaired Sep-15Mar-16Sep-16Mar-17 0.26 0.20 0.22 0.20 0.25 0.35 0.33 0.28 0.54 0.49 0.59 0.65 98.97 99.01 98.86 98.80

Changes in the treatment of hardship now flowing through other consumer delinquencies

Asset Quality | 75

APRA is standardising the delinquency treatment of facilities in hardship

Hardship allows eligible customers to reduce or defer repayments in the short term to manage through a period of financial difficulty (e.g. unemployment, injury, natural disasters). Solutions are tailored to customer circumstances and may include extending the loan or restructuring.

Prior Westpac approach

- When an account entered hardship its delinquency status (30, 60, or 90 days etc.) was frozen until after hardship arrangements ended or the facility returned to performing (or not)

Current Westpac approach

- An account in hardship continues to migrate through delinquency buckets until 90+ day
- Accounts reported as delinquent until repayments maintained for 6 months ('serviceability period')
- Average hardship period granted is 3-4 months
- Hardship plus serviceability period averages 10 months
- Changes have no impact on Westpac's risk profile

Industry comparability

- Westpac changed hardship treatment following guidance from APRA. Implemented change for mortgage portfolio; changes for NZ and consumer unsecured currently underway
- Treatment across banks and non-banks, including serviceability period applied is not yet aligned. This makes comparability of 90+ day delinquencies more difficult

Impact on mortgages - completed

- Implemented in 1H16 and has now fully flowed through
- Increased mortgage 90+ day delinquencies by 13bps
- Increase to risk weighted assets offset by change to correlation factor in 1H17


Australian mortgage delinquencies (bps)
Accounts in serviceability period
Accounts in hardship increase
90+ day delinquencies excl. hardship changes
0.7
0.6
0.5
0.4
0.3
0.2
0.45
0.51
0.03
0.01
0.53
0.12
0.01
0.54
0.12
0.01
Sep-15
Mar-16
Sep-16
Mar-17

Impact on unsecured consumer lending

- Portfolios impacted are credit cards, personal loans and auto
- Impact on 90+ day delinquencies in 1H17 was 28bps and will continue to rise in 2H17
- The change has yet to flow through to risk weighted assets
- Expected to result in higher write-offs and higher write-backs


Australian unsecured consumer delinquencies (bps)
Accounts in serviceability period
Accounts in hardship increase
90+ day delinquencies excl. hardship changes
2.0
1.5
1.0
0.5
1.11
1.49
1.16
0.01
1.35
0.16
0.12
Sep-15
Mar-16
Sep-16
Mar-17

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Australian consumer unsecured lending Asset Quality 76 Mar-16 Sep-16 Mar-17 30+ day delinquencies (%) 3.88 2.95 3.99 90+ day delinquencies (%) 1.49 1.17 1.63 Estimated impact of changes to hardship treatment for 90+ day delinquencies (bps) - 1bp 28bps • APRA hardship policy adopted across Westpac’s Australian unsecured portfolios in 1H17 March 2017 unsecured consumer delinquencies, excluding hardship reporting changes are 14bps lower than March 2016 • 8 8 8 555 Group unsecured Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Australian consumer unsecured lending portfolio (% and $bn) Composition (%)Portfolio ($bn) 3.4% of Group lendingMar-16Sep-16Mar-17 23 23 23 310 10 10 97 Credit cardsPersonal Auto loansTotal loans(consumer) consumer Consumer unsecured portfolio Australian unsecured lending 90+ day delinquencies (%) Personal loans (excl Auto)Auto loans (consumer) 3.00 2.50 2.00 1.50 1.00 0.50 0.00 Mar-14Sep-14Mar-15Sep-15Mar-16Sep-16Mar-17 Personal loans ex-hardshipAuto loans ex-hardship Australian unsecured lending 90+ day delinquencies (%) 3.00Total unsecured consumer lending 2.50 2.00 1.50 1.00 0.50 0.00 Mar-14Sep-14Mar-15Sep-15Mar-16Sep-16Mar-17 Credit cards Total ex-hardship Credit cards ex-hardship Australian unsecured consumer portfolio

High levels of borrower equity create buffers in the Australian mortgage portfolio

Asset Quality | 77

Australian housing portfolio

	Mar-16 balance	Sep-16 balance	Mar-17 balance	1H17 flow[1]
Total portfolio ($bn)	390.8	404.2	**413.9**	**38.4**
Owner occupied (%)	54.3	55.0	**55.3**	**55.1**
Investment property loans (%)	39.5	39.3	**39.5**	**43.5**
Portfolio loan/line of credit (%)	6.2	5.7	**5.3**	**1.4**
Variable rate / Fixed rate (%)	83 / 17	83 / 17	**82 / 18**	**77 / 23**
Low doc (%)	2.7	2.4	**2.2**	**0.4**
Proprietary channel (%)	58.2	57.9	**57.7**	**56.7**
First home buyer (%)	8.9	8.6	**8.4**	**7.9**
Mortgage insured (%)	18.8	18.4	**18.1**	**14.1**

	Mar-16	Sep-16	Mar-17
Average LVR at origination[2] (%)	70	70	**70**
Average dynamic LVR[2,3] (%)	43	43	**42**
Average LVR of new loans[2,4] (%)	70	70	**68**
Average loan size[5] ($'000)	249	254	**259**
Customers ahead on repayments including offset accts[2,6] (%)	72	72	**71**
Actual mortgage losses net of insurance[7] ($m)	35	31	**36**
Actual mortgage loss rate annualised (bps)	2	2	**2**

Australian housing loan-to-value ratios (LVRs)[2,3] (%)



100
90
80
70
60
50
40
30
20
10
0
1H17 drawdowns LVR at origination
Portfolio LVR at origination
Portfolio dynamic LVR
83% of portfolio with origination LVR ≤80%
94% of portfolio with dynamic LVR ≤80%
0<=60
60<=70
70<=80
80<=90
90<=95
95+

1 Flow is all new mortgages settled during the 6 month period ended 31 March 2017 and includes RAMS. 2 Excludes RAMS. 3 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 4 Average LVR of new loans is on rolling 6 month window. 5 Includes amortisation. 6 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset balances. 'Behind' is more than 30 days past due. 'On time' includes up to 30 days past due. 7 Mortgage insurance claims 1H17 $3m (2H16 $7m, 1H16 $4m).

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Australian mortgage serviceability supporting payments ahead Asset Quality 78 Key serviceability requirements Discounts of 20% apply to less certain income sources such as rental income/bonuses/pensions Income Higher of declared expenses or HEM1 adjusted by income and geography Expenses Higher of customer rate plus 2.25% or the minimum assessment (‘floor’) rate of 7.25% applied Interest rate buffer Restrictions • LVR restrictions apply to single-industry towns and higher-risk postcodes LVR restrictions to Australian and NZ citizens and permanent visa holders using foreign income Loans to non-residents not offered since April 2016 (limited exceptions) Minimum property size and location restrictions apply • • • 1 HEM is the Household Expenditure Measure, produced by the University of Melbourne. 2 Excludes RAMS. Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset account balances. ‘Behind’ is more than 30 days past due. ‘On time’ includes up to 30 days past due. Calculated by loan balance. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 Westpac Australian offset account balances ($bn) 36.2 Mortgage interest rate buffers (%) 9 7.25 7 54.42 3 Mar-14Sep-14Mar-15Sep-15Mar-16Sep-16Mar-17 Westpac owner occupied SVR inc package discount Westpac minimum assessment ('floor') rate Australian home loan customers ahead on repayments2(%) Mar-16Sep-16Mar-17 30 25 20 15 10 5 0 BehindOn Time< 1 Month< 1 Year< 2 Years> 2 Years

Australian mortgage delinquencies remain low Asset Quality 79 55 66 67 4 13 13 hardship treatment (bps) conditions in those states Housing lending portfolio by State (%) Australian banking system1 Westpac Group portfolio 1H17 Westpac Group drawdowns 44 40 27 27 26 18 17 17 12 10 7 7 7 6 1 Source ABA Cannex February 2017. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack 35 NSW & ACTVIC & TASQLDWASA & NT Australian mortgages 90+ day delinquencies by state (%) 3.0 2.0 1.0 0.0 Mar-14Sep-14Mar-15Sep-15Mar-16Sep-16Mar-17 NSW/ACTVIC/TASQLD WASA/NTALL Introduced new hardship treatment Australian mortgage portfolio Mar-16Sep-16Mar-17 30+ day delinquencies (bps)134130139 90+ day delinquencies (bps) (includes impaired mortgages) Estimated cumulative impact of changes to Consumer properties in possession253262382 •Increase in 1H17 mainly due to rise in WA and Qld reflecting weaker economic Australian mortgages delinquencies (%) 90+ day past due total90+ day past due investor 3.030+ day past due totalLoss rates 2.0 1.0 0.0 Mar-14Sep-14Mar-15Sep-15Mar-16Sep-16Mar-17 Introduced new hardship treatment

Sound underwriting supports quality across the mortgage book Asset Quality 80 90+ day delinquencies 48bps Owner occupied IPL 50 2% of the IO portfolio with income <$100k 1% 0 0 1 Excludes RAMS. 2 Average LVR of new loans is on a rolling 6 month window. 3 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 4 An adequate surplus test measures the extent to which a borrowers income exceeds loan repayments, expenses and other commitments, as assessed. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack 0<=60 60<=70 70<=75 75<=80 80<=85 85<=90 90<=95 95<=97 97+ <=50 50<=75 75<=100 100<=125 125<=150 150<=200 200<=500 500<=1m 1m+ Interest-only lending by LVR1,3 and income band (%) 57%Applicant gross income bands 13% <$100k$100k - $250k>$250k 35% 29% 7% dynamic LVR >80% and 8% 2% 19% 15% 9% <=60%60%<=80%>80% Dynamic LVR bands (%) 5% Applicants by gross income band1 (%) 30Owner occupiedIPL 25 20 15 10 5 LVR at origination1 (%) 40 30 20 10 Interest-only portfolio •Interest-only (IO) loans assessed on a principal and interest basis, now over the residual term. IO loans are full recourse •Serviceability assessments include an interest rate buffer (at least 2.25%), minimum assessment rate (7.25%) and adequate surplus test4 •IO is 50% of the mortgage portfolio and 46% of flows in 1H17. •Portfolio statistics as at 31 March 2017 67% average LVR of interest-only loans at origination1 66% of customers ahead of repayments (including offset accounts)1 Annualised loss rate 1bp (net of insurance claims) Investment property portfolio Mar-16Sep-16Mar-17 Average LVR of new IPL loans in the period1,2 (%)676665 Average LVR of IPL loans at origination1 (%)727272 % IPL loans originated at or below 80% LVR878888 Average dynamic LVR1,3 (%)484847 Average loan size ($’000)299305309 Customers ahead on repayments including offset accounts1 (%)626261 90+ day delinquencies (bps)384847 Annualised loss rate (net of insurance claims) (bps)222

Lenders mortgage insurance

Asset Quality | 81

Lenders mortgage insurance

- Where mortgage insurance is required, mortgages are insured through Westpac's captive mortgage insurer, Westpac Lenders Mortgage Insurance (WLMI), and through external LMI providers, based on risk profile
- WLMI is well capitalised (separate from bank capital) and subject to APRA regulation. WLMI targets a capitalisation range of 1.25x PCR[1] and have consistently been above this target
- Scenarios indicate sufficient capital to fund claims arising from events of severe stress – estimated losses for WLMI from a 1 in 200 year event are $130m net of re-insurance recoveries (2H16: $132m)

Australian mortgage portfolio (%)


82
8
10
Not insured
Insured by third parties3
Insured by WLMI

Lenders mortgage insurance arrangements

LVR Band	Insurance
• LVR ≤80% • Low doc LVR ≤60%	Not required
• LVR >80% to ≤ 90% • Low doc LVR >60% to ≤ 80%	• Where insurance required, insured through captive insurer, WLMI • LMI not required for certain borrower groups • Reinsurance arrangements: – 40% risk retained by WLMI – 60% risk transferred through quota share arrangements[2] with Arch Reinsurance Limited, Tokio Millennium Re, Endurance Re, Everest Re, Trans Re and AWAC
• LVR >90%	• 100% reinsurance through Arch Reinsurance Limited – Reinsurance arrangements see loans with LVR >90% insured through WLMI with 100% of risk subsequently transferred to Arch Reinsurance Limited

Insurance statistics

	1H16	2H16	1H17
Insurance claims ($m)	4	7	**3**
WLMI loss ratio[4] (%)	10	17	**7**
WLMI gross written premiums[5] ($m)	133	154	**141**

1 Prudential Capital Requirement (PCR) calculated in accordance with APRA standards. 2 For all new business from 1 October 2014. 3 Insured coverage is net of quota share. 4 Loss ratio is claims over the total of earned premium plus reinsurance plus exchange commission. 5 LMI gross written premium includes loans >90% LVR reinsured with Arch Reinsurance Limited. 1H17 gross written premium includes $107m from the arrangement (2H16: $125m, 1H16: $102m).

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Mortgage portfolio stress testing outcomes

Asset Quality | 82

- Westpac regularly conducts a range of portfolio stress tests as part of its regulatory and risk management activities
- The Australian mortgage portfolio stress testing scenario presented represents a severe recession and assumes that significant reductions in consumer spending and business investment lead to six consecutive quarters of negative GDP growth. This results in a material increase in unemployment and nationwide falls in property and other asset prices
- Estimated Australian housing portfolio losses under these stressed conditions are manageable and within the Group's risk appetite and capital base
  - Cumulative total losses of $3bn over three years for the uninsured portfolio (September 2016: $2.9bn)
  - Cumulative claims on LMI, both WLMI and external insurers, of $903m over the three years (September 2016: $856m)
  - Cumulative loss rates have increased (74bps compared to 69bps at September 2016) mainly due to more conservative modelling assumptions, changes in portfolio quality, as well as changes in the non-delinquent portfolio
  - WLMI separately conducts stress testing to test the sufficiency of its capital position to cover mortgage claims arising from a stressed mortgage environment
- Preferred capital ranges incorporate buffers at Westpac Group level that also consider the combined impact on the mortgage portfolio and WLMI of severe stress scenarios

Australian mortgage portfolio stress testing as at 31 March 2017

Key assumptions		Stressed scenario		
	Current	Year 1	Year 2	Year 3
Portfolio size ($bn)	413	398	390	388
Unemployment rate (%)	5.8	12.0	11.0	9.7
Interest rates (cash rate, %)	1.50	0.50	0.50	0.50
House prices (% change cumulative)	0.0	(13.0)	(22.4)	(26.2)
Annual GDP growth (%)	2.7	(3.9)	(0.2)	1.7
Stressed loss outcomes (net of LMI recoveries)[1]				
$ million	72[2]	1,084	1,646	486
Basis points[3]	2	24	38	12

1 Assumes 30% of LMI claims will be rejected in a stressed scenario. 2 Represents 1H17 actual losses of $36 annualised. 3 Stressed loss rates are calculated as a percentage of mortgage exposure at default.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Capital, Funding and Liquidity Financial results based on cash earning unless otherwise stated. Refer page 34 for definition. Results principally cover the 1H17, 2H16 and 1H16 periods. Comparison of 1H17 versus 2H16 (unless otherwise stated)

CET1 capital ratio above preferred range

Capital, Funding and Liquidity | 84

Common equity Tier 1 (CET1) capital ratio (%)


%
11.0
10.0
9.0
8.0
7.0
6.0
5.0
4.0
Preferred CET1 capital ratio range 8.75% - 9.25%
8.8
8.3
9.0
8.4
8.8
9.0
9.5
10.2
10.5
10.1
9.5
9.3
10.0
Regulatory minimum plus regulatory capital buffers 8.0%
Regulatory capital buffers of 3.5% include:
Capital conservation buffer (2.5%)
Domestic systemically important bank buffer (1%) and
Countercyclical buffer[1] (0%)
Regulatory minimum 4.5%
Mar-14
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17

Key capital ratios (%)

	Mar-16	Sep-16	Mar-17
CET1 capital ratio	10.5	9.5	**10.0**
Additional Tier 1 capital	1.6	1.7	**1.7**
Tier 2 capital	1.9	1.9	**2.3**
Total regulatory capital ratio	14.0	13.1	**14.0**
Risk weighted assets (RWA) ($bn)[2]	363	410	**404**
Leverage ratio	5.0	5.2	**5.3**
Internationally comparable ratios[3]			
Leverage ratio (internationally comparable)	5.8	5.9	**6.0**
CET1 ratio (internationally comparable)	14.7	14.4	**15.3**

1 Countercyclical buffer currently set at nil for Australia and New Zealand. 2 APRA's revision to the calculation of RWA for Australian residential mortgages, which came into effect on 1 July 2016 increased RWA by $43bn (reduced CET1 capital ratio by 110bps). 3 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' of 13 July 2015.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Capital, Funding and Liquidity | 85

Capital a strength

Highlights

CET1
- CET1 capital ratio above preferred range
- Well placed to respond to future APRA announcements

Leverage ratio
- 5.3%, up from 5.2%
- Well above the 3.0% Basel minimum

Internationally comparable ratios
- Top quartile for CET1 capital ratio
- Leverage ratio well positioned against international peers

Rating agency capital benchmarks
- Estimated S&P risk adjusted capital (RAC) ratio of 9.9%[1]
- Near S&P's "strong" assessment of 10%

Risk weighted assets
- Reduced by 1% due to discipline in RWA management, both on and off balance sheet, and improved asset quality

Regulatory capital ratios (%)


APRA basis
Internationally comparable[2] basis
BIS 75th percentile[3]
10.0
11.7
14.0
15.3
13.8
17.2
14.3
19.4
16.8
CET1
Tier 1
Total regulatory capital
CET1
Tier 1
Total regulatory capital

- Internationally comparable ratios exclude Basel III transitional instruments, which are included in the APRA capital ratios on a transitional basis
- Westpac is seeking to replace Basel III transitional instruments with Basel III fully compliant instruments. Should Westpac do this, pro forma internationally comparable:
  - Tier 1 capital ratio would be 17.6%[4] (up from 17.2%)
  - Total regulatory capital ratio would be 20.7%[4] (up from 19.4%)
  - CET1 capital ratio would be unchanged

1 Westpac's estimate of RAC ratio based on current S&P RAC Framework. 2 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015. For more details on adjustments refer slide 129. 3 Group 1 banks BIS 75th percentile fully phased-in Basel III capital ratios from BIS monitoring report released 28 February 2017. 4 Includes transitional capital instruments eligible as Additional Tier 1 and Tier 2 capital under APRA Basel III rules.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Strong capital generation supported by disciplined loan growth

Capital, Funding and Liquidity | 86

CET1 capital ratio (% and bps)



APRA changes to mortgage RWA
Disciplined growth and improved asset quality
Mostly FX translation impacts on NZ$ loans
15.3
10.47
(110)
11
9.48
99
(70)
2
(2)
4
3
4
3
6
9.97
Organic +29bps
Other +20ps
Up 49 basis points
Mar-16 APRA
Mortgage RWA change[1]
Other movements
Sep-16 APRA
Cash earnings
Final dividend (net of DRP)
Ordinary RWA growth
Other movements
RWA initiatives
Regulatory modelling changes
FX impacts
Defined benefit impact
Deferred tax asset
Mar-17 APRA
Mar-17 Int. Comp.[2]

1 APRA's revision to the calculation of RWA for Australian residential mortgages, which came into effect on 1 July 2016. 2 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Disciplined management and improved asset quality reduce RWA

Capital, Funding and Liquidity | 87

Movement in risk weighted assets ($bn)


363.2
410.1
(6.1)
(0.4)
(1.7)
2.8
(0.3)
404.4
Updated loss scenarios
Reduced embedded gain as the yield curve steepened
Down $5.7bn or 1%
Mar-16
Sep-16
Credit risk
Market risk
Operational risk
IRRBB
Other
Mar-17

Movement in credit risk weighted assets ($bn)


313.0
358.8
3.3
(1.9)
(1.0)
(3.1)
(1.8)
(1.6)
352.7
Translation impact, mostly NZ$ loans
Updates to PD for corporate and business, and for hardship in mortgages
Changes in interest rate swaps
Reduced unutilised limits
Down $6.1bn or 2%
Mar-16
Sep-16
Business growth
FX translation impacts
Regulatory modelling changes
Credit quality
Mark-to-market
RWA initiatives
Mar-17

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Capital, Funding and Liquidity | 88

Well placed on internationally comparable CET1 and leverage ratios

Common equity Tier 1 ratio (%)



20%
15%
10%
5%
0%
15.3%
Nordea
Norinchukin Bank
CBA
Westpac
ANZ
ING
Lloyds
NAB
BPCE
HSBC
Standard Chartered
Rabobank
RBS
China Construction Bank
ICBC
Intesa Sanpaolo
Credit Agricole SA
Citigroup
Barclays
Commerzbank
JPMorgan Chase
Societe Generale
BNP Paribas
Deutsche Bank
Sumitomo Mitsui
Credit Suisse
China Merchants Bank
Natixis
Bank of China
Wells Fargo
Scotiabank
Mitsubishi UFG
Bank of Montreal
Royal Bank of Canada
Bank of Communications
BBVA
Toronto Dominion Bank
Bank of America
Mizuho FG
Santander
Agricultural Bank of China
Unicredit

Leverage ratio (%)



8.0%
6.0%
4.0%
2.0%
0.0%
6.0%
ICBC
Bank of China
China Construction Bank
Bank of Communications
BBVA
Intesa Sanpaolo
Agricultural Bank of China
HSBC
Westpac
ANZ
Standard Chartered
RBS
NAB
China Merchants Bank
Lloyds
CBA
Norinchukin Bank
Rabobank
Credit Agricole SA
Barclays
Santander
BPCE
Nordea
ING
Commerzbank
Mitsubishi UFG
Sumitomo Mitsui
Credit Suisse
BNP Paribas
Scotiabank
Royal Bank of Canada
Societe Generale
Bank of Montreal
Toronto Dominion Bank
Mizuho FG
Deutsche Bank
Natixis
Unicredit

Peer group comprises listed commercial banks with assets in excess of A$700bn and which have disclosed fully implemented Basel III ratios or provided sufficient disclosure to estimate. Based on company reports/presentations. Ratios at 31 Dec 2016, except for Westpac, ANZ and NAB, which are at 31 Mar 2017, while Scotiabank, Bank of Montreal, Royal Bank of Canada and Toronto Dominion are at 31 Jan 2017, assumes Basel III capital reforms fully implemented. Where accrued expected dividends have been deducted, these have been added back for comparability. US banks are excluded from leverage ratio analysis due to business model differences, for example from loans sold to US Government sponsored enterprises.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Capital, Funding and Liquidity | 89

Internationally comparable capital ratio reconciliation

APRA's Basel III capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios by Australian banks. In July 2015, APRA published a study that compared the major banks' capital ratios against a set of international peers[1]. The following details the adjustments from this study and how Westpac's APRA Basel III CET1 capital ratio aligns to an internationally comparable ratio

		(%)
Westpac's CET1 capital ratio (APRA basis)		**10.0**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.5
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.3
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	0.3
Residential mortgages	Loss given default (LGD) of 15%, compared to the 20% LGD floor under APRA's requirements. APRA also applies a correlation factor for mortgages higher than the 15% factor prescribed in the Basel rules	1.7
Unsecured non-retail exposures	LGD of 45%, compared to the 60% or higher LGD under APRA's requirements	0.7
Non-retail undrawn commitments	Credit conversion factor of 75%, compared to 100% under APRA's requirements	0.5
Specialised lending	Use of internal-ratings based (IRB) probabilities of default (PD) and LGDs for income producing real estate and project finance exposures, reduced by application of a scaling factor of 1.06. APRA applies higher risk weights under a supervisory slotting approach, but does not require the application of the scaling factors	0.7
Currency conversion threshold	Increase in the A$ equivalent concessional threshold level for small business retail and small to medium enterprise corporate exposures	0.2
Capitalised expenses	APRA requires these items to be deducted from CET1. The BCBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.4
Internationally comparable CET1 capital ratio		**15.3**
Internationally comparable Tier 1 capital ratio		**17.2**
Internationally comparable total regulatory capital ratio		**19.4**

1 Methodology aligns with the APRA study titled "International capital comparison study", dated 13 July 2015.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Optimising returns by actively managing capital Capital, Funding and Liquidity 90 Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Capital allocated to divisions ($bn) Division1H162H161H17 Total Group55.256.657.7 Consumer Bank and Business Bank22.423.724.4 BTFG3.23.33.4 WIB9.79.69.4 Westpac NZ (A$)4.14.44.6 Return on equity (%) Division1H162H161H17 Total Group14.213.814.0 Consumer Bank and Business Bank16.516.616.4 BTFG16.214.914.4 WIB9.911.314.1 Westpac NZ (A$)17.916.517.3 Ordinary equity (spot and includes reserves) ($bn) 57.20.30.658.10.30.959.3 Mar-16DRPOtherSep-16DRPOtherMar-17 Actively managing returns • 1H17 ROE increased as cash earnings growth (3%) was higher than the increase in average ordinary equity (AOE) of 2% • Leverage ratio improved from the increased AOE • Continue to refine capital allocation model with more capital allocated to divisions in 1H17 • Capital held centrally includes surplus capital, capital for Treasury, and capital for the next dividend payment

Maintained strong funding and liquidity profile

Capital, Funding and Liquidity | 91

Liquidity Coverage Ratio ($bn and %)

	Sep-16	Mar-17
HQLA[1]	69.4	73.6
CLF[2]	58.6	49.1
Total LCR Liquid assets	**128.0**	**122.7**
Customer deposits	63.5	65.9
Wholesale funding	13.1	13.2
Other flows[3]	19.2	19.1
Total cash outflows	**95.8**	**98.2**
LCR[4]	**134%**	**125%**

Unencumbered liquid assets ($bn)


Self securitisation
Private securities[5] and deposits with other banks
Cash, governmet and semi-government bonds
138.5
144.3
138.5
57.8
13.8
66.9
55.7
21.0
67.6
47.3
16.2
75.0
108.3
Mar-16
Sep-16
Mar-17
Total short term wholesale debt[6] outstanding at 31 Mar 17

Funding composition by residual maturity (%)


Wholesale Onshore <1yr
Wholesale Offshore <1yr
Wholesale Onshore >1yr
Wholesale Offshore >1yr
Securitisation
Equity[7]
Customer deposits
16
20
4
10
1
5
44
7
8
4
11
1
8
61
6
8
4
11
1
8
62
Sep-08
Sep-16
Mar-17

Net Stable Funding Ratio (NSFR)

	Sep-16	Mar-17
Estimated NSFR	105%	**108%**

NSFR composition[8] as at 31 March 2017 ($bn)


$557bn
Wholesale funding and other liabilities
Corporate & institutional deposits
Retail & SME deposits
Capital
$514bn
Liquids and other[9]
Other loans[10]
Residential mortgages <35%
Available Stable Funding
Required Stable Funding

1 Includes HQLA as defined in APS 210, RBNZ eligible liquids, less RBA open repos funding end of day ESA balances with the RBA. 2 The RBA makes available to Australian Authorised Deposit-taking Institutions a committed liquidity facility (CLF) that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 – Liquidity. 3 Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. 4 LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash outflows in a modelled 30 day defined stressed scenario. Calculated on a spot basis. 5 Private securities include Bank paper, RMBS, and Supra-nationals. 6 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 7 Equity excludes FX translation, Available-for-Sale securities and Cash Flow Hedging Reserves. 8 All figures shown on a Level 2 basis and based on current estimates. 9 Other includes derivatives and other assets. 10 Other loans includes off balance sheet exposures and residential mortgages >35% risk weight.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

New term issuance reflects investor preferences

Capital, Funding and Liquidity | 92

1H17 new term issuance composition[1] (%)


By type
82
8
10
Senior Unsecured
ABS
Subordinated Debt
By investor location
38
8
2
9
18
25
Asia
Europe
UK
Australia & NZ
North America
Other
By currency
65
11
0.5
2
1
21
AUD
USD
EUR
JPY
GBP
Other
By tenor2,3
32
3.4
14
23
0.3
27
1 Year
2 Years
3 Years
4 Years
5 Years
>5 years

Charts may not add to 100 due to rounding.

Term debt issuance and maturity profile[1,2,4] ($bn)


Issuance
Maturities
Sub Debt
Senior/Securitisation
Hybrid
Covered Bond
33
22
33
31
42
21
10
28
28
23
25
13
14
FY12
FY13
FY14
FY15
FY16
1H17
2H17
FY18
FY19
FY20
FY21
FY22
>FY22

Australian covered bond issuance[5] ($bn)


Outstanding
Remaining capacity
(8% cap & over-collateralisation)
28
14
32
23
26
23
36
23
Peer 1
Peer 2
Peer 3
Westpac

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 370 days excluding US Commercial Paper and Yankee Certificates of Deposit.
2 Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. 3 Tenor excludes RMBS and ABS. 4 Perpetual sub-debt has been included in >FY22 maturity bucket. Maturities exclude securitisation amortisation. 5 Sources: Westpac, APRA Banking Statistics March 2017.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Divisional Results Financial results based on cash earning unless otherwise stated. Refer page 34 for definition. Results principally cover the 1H17, 2H16 and 1H16 periods. Comparison of 1H17 versus 2H16 (unless otherwise stated)

Consumer | 94

Consumer Bank disciplined 1H17 result in a competitive environment

Cash earnings ($m)


Volume growth and higher mortgage margins offset by increased funding and deposit costs
Lower operating expenses with productivity offsetting run, regulatory and compliance cost increases
1,445
1,539
12
(10)
4
(44)
10
1,511
Lower cards fees
Rise in other consumer lending delinquencies, mostly from changes to hardship
Down $28m or 2%
1H16
2H16
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
1H17

1 Refer slide 132 for metric definition and details of provider.

Key financial metrics

	1H16	2H16	1H17	Change on 2H16
Revenue ($m)	3,972	4,053	**4,055**	-
Net interest margin (%)	2.37	2.34	**2.28**	(6bps)
Expense to income (%)	41.2	40.3	**40.2**	(12bps)
Customer deposit to loan ratio (%)	52.1	52.4	**52.8**	40bps
Stressed assets to TCE (%)	0.51	0.61	**0.64**	3bps

Key operating metrics

	1H16	2H16	1H17	Change on 2H16
Total customers (#m)	8.6	8.8	**8.9**	2%
Active digital customers (#m)	3.5	3.6	**3.8**	4%
Total branches (#)	1,096	1,085	**1,059**	(26)
Customer satisfaction[1] (%)	83.1	81.3	**81.6**	30bps
Service quality – complaints (#'000)	16.8	13.1	**11.8**	(10%)

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

A disciplined 1H17 performance Consumer 95 1,511 1,380 41.2 1 Following an update to the Group’s capital allocation framework, 1H16 and 2H16 numbers have been restated to ensure comparability to 1H17. 1H15 and 2H15 have not been restated at this time. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Revenue per FTE1 ($’000) 393398396 360 324 1H152H151H162H161H17 Expense to income ratio1 (%) 43.1 41.8 40.340.2 1H152H151H162H161H17 Loans ($bn) and customer deposit to loan ratio (%) LoansCustomer deposit to loan ratio 51.752.452.152.452.8 345352 334 321 311 Mar-15Sep-15Mar-16Sep-16Mar-17 Core earnings1 ($m) 2,4202,426 2,335 2,198 2,025 1H152H151H162H161H17 Revenue1 ($m) 4,0534,055 3,972 3,776 3,560 1H152H151H162H161H17 Cash earnings1 ($m) 1,539 1,445 1,240 1H152H151H162H161H17

Improving the digital customer experience: Consumer Bank & Business Bank

Consumer | 96

Consumer

Proof of balance

- Following the successful launch of proof of balance for Westpac customers, this has now been rolled out to St.George customers
- Removes the need for customers to visit a branch to obtain a proof of income for third party applications
- 52%[4] of proof of balance statements obtained online

Quick transfer

- Enables customers to transfer between three accounts without the need to log in to mobile banking
- CANSTAR 2017 Innovation Excellence Award Winner
- 1.1 million quick transfers since launch in December 2016

Digitisation of personal loans

- During 1H17 completed the digitisation of the unsecured personal loan process[1]
- Improved process time across all channels
- 25% of approvals[2] receive funds on same day, 65% of these in 60 seconds (see detailed case study slide 45)

Business

Digital for bankers

LOLA

- Simple and fast process for extending maturing facilities. LOLA sales almost doubled over the half

Credit risk management

- Improved system has reduced manual processing and saved time by simplifying risk reviews, serviceability assessments and automated covenant monitoring

Digital for customers

st.george NBBO

- Completed of customer migration to our leading online platform with improved customer satisfaction reported live

- Providing more digital self service options, including new deposit account opening and instant decision on overdrafts[3]. Digital sales have increased 35%

Payments

- Supporting 600 merchants with Genie (mPOS), enabling payment acceptance using a portable card reader linked to a smart phone
- Introduced simplified merchant pricing plans, Union Pay card acceptance online and transaction reporting tools. Net merchant growth up 19%



1 This applies to Westpac branded unsecured loan process. 2 Existing customers. 3 For existing customers with credit limits. 4 At 2Q17.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Business | 97

Business Bank delivers a solid 1H17 result

Cash earnings ($m)


AIEA up 2%, margin down 2bps from deposit competition and higher wholesale funding costs, partially offset by repricing
Increased technology and investment costs
976
999
11
12
(11)
1
(4)
1,008
Higher line fees
Lower business lending charges offset by higher auto finance charge
Up $9m or 1%
1H16
2H16
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
1H17

Key financial metrics

	1H16	2H16	1H17	Change on 2H16
Revenue ($m)	2,495	2,534	**2,557**	1%
Net interest margin (%)	2.72	2.72	**2.70**	(2bps)
Expense to income (%)	35.9	35.5	**35.6**	11bps
Customer deposit to loan ratio (%)	71.2	72.1	**72.6**	49bps
Stressed assets to TCE (%)	2.13	2.24	**2.32**	8bps

Key operating metrics

	1H16	2H16	1H17	Change on 2H16
Total business customers ('000's)	1,150	1,170	**1,183**	1%
Customer satisfaction[1] (rank)	=#2	#1	**=#1**	-
Customer satisfaction - SME[1] (rank)	#2	#1	**#2**	- 1 place
Digital sales (%)	8	9	**10**	+ 1ppt
Loans via LOLA ($m)	336	729	**1,421**	95%

1 Refer slide 132 for metric definition and details of provider.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

A disciplined 1H17 performance Business 98 2,534 1,008 999 69.5 35.6 35.6 35.5 149 146 141 1 Following an update to the Group’s capital allocation framework, 1H16 and 2H16 numbers have been restated to ensure comparability to 1H17. 1H15 and 2H15 have not been restated at this time. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Revenue per FTE1 ($’000) 792818811811 725 1H152H151H162H161H17 Expense to income ratio1 (%) 36.035.9 1H152H151H162H161H17 Loans ($bn) and customer deposit to loan ratio (%) LoansCustomer deposit to loan ratio 72.571.272.172.6 153154 Mar-15Sep-15Mar-16Sep-16Mar-17 Core earnings1 ($m) 1,6341,646 1H152H151H162H161H17 1,599 1,563 1,541 Revenue1 ($m) 2,557 2,495 2,443 2,392 1H152H151H162H161H17 Cash earnings1 ($m) 1,017 976 962 1H152H151H162H161H17

BT franchise impacted by challenging environment

BT Financial Group | 99

Cash earnings movement 2H16 – 1H17 ($m)


Reduced advice activity levels and margin compression including from MySuper migration
Growth in premium income and lapse improvement more than offset by higher general insurance claims and Cyclone Debbie impact
Productivity benefits partially offset by increased regulatory and compliance costs
Down $23m or 5%
448
420
(17)
(36)
7
17
(5)
11
397
1H16
2H16
Funds Mgt
Insurance income
Capital & other income
Expenses
Impairment charge
Tax and NCI
1H17

Key financial metrics

	1H16	2H16	1H17	Change on 2H16
Revenue ($m)	1,203	1,191	**1,145**	(4%)
Expense to income (%)	47.0	50.0	**50.5**	52bps
FUM ($bn) (spot)	46.4	48.4	**55.1**	14%
FUA ($bn) (spot)	123.3	130.8	**136.4**	4%

Key operating metrics

	1H16	2H16	1H17	Change on 2H16
Customers with a wealth product[1] (%)	19.2	19.1	**18.5**	(60bps)
Planners (salaried & aligned) (#) (spot)	1,116	1,134	**1,094**	(4%)
BT Super for Life customers (#'000)	489	506	**527**	4%
Platform market share[2] (inc. Corp Super) (%)	19.6	19.0	**19.0**	-
Retail market share[2] (exc. cash) (%)	18.6	18.0	**18.1**	10bps
Life Insurance market share[3] (%)	10.9	11.0	**11.6**	60bps
H&C insurance market share[4] (%)	5.7	5.7	**5.7**	-
Women in leadership[5] (%)	42.1	45.0	**46.0**	100bps

1 Refer slide 132 for wealth metrics provider. 2 Strategic Insight, All Master Funds Admin as at December 2016 (for 1H17), as at June 2016 (for 2H16), as at December 2015 (for 1H16) and represents the BT Wealth business market share at these times. 3 Strategic Insight (Individual Risk) rolling 12 month average. New sales includes sales, premium re-rates, age and CPI indexation December 2016. 4 Internally calculated from APRA quarterly general insurance performance statistics, December 2016. 5 Spot number as at balance date.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Funds management business: Positive flows offset by margin compression from product mix changes BT Financial Group 100 remediation program 136.4 130.8 125.0 121.9 123.3 4.0 FUM margins down 7bps from shift in portfolio mix BT Wrap/Asgard platforms FUA increased $3.3bn on 2H16 2H15 1H16 2H16 1H17 1 Includes $4bn increase due to MySuper migrations which occurred in late 1H17. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack FUM ($bn) AdvanceRetail Super/other Up 14% 55.1 1 46.346.448.4 19.1 18.3 18.3 17.8 36.0 30.1 28.0 28.6 FUA by asset class (%) Equities Aust.Equities Intl.Property CashFixed interestOther inc. diversified 20 1H152H151H162H161H17 8 12 18 7 7 9 10 13 13 12 12 19 18 18 16 19 20 19 20 39 37 36 36 36 Earning drivers 1H17 v 2H16 • Continued growth in Private Wealth • Advice income lower from reduced activity and compliance • FUM related revenue down 9% on 2H16: • FUA related revenue was down 3% on 2H16: Panorama had positive flows of $1.1bn FUA margins were down 2bps on 2H16 due to shift in portfolio mix including MySuper migration FUA ($bn) BT Wrap/Asgard/PanoramaCorporate superOther Up 4% 3.43.93.6 19.3 1H152H151H162H161H17 21.4 20.5 3.8 20.1 19.6 111.0 106.5 101.5 98.7 100.1

Sound insurance fundamentals BT Financial Group101 Insurance claims rates (%) General Insurance claims rate Life Insurance claims rate 71 973 927 892 38 1 Strategic Insight December 2016. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Life Insurance individual new sales market share1 (%) WBCPeer1Peer2Avg next top 4 Dec-12Dec-13Dec-14Dec-15Dec-16 Life Insurance lapse rates1 (%) WBCPeer 1Peer 2Market Avg Dec-12Dec-13Dec-14Dec-15Dec-16 Insurance premiums ($m) General Insurance gross written premiumsLife in-force premiums Up 6%1,030 827 Down 3% 1H152H151H162H161H17 250 258 245 246 246 62 515049 38 34 33 34 1H152H151H162H161H17

Improving the digital customer experience: BTFG

BT Financial Group | 102

Superannuation & Insurance

Super profile



- Launched BT Super Profile
- Supports customers by providing 7 key actions to get their super "sorted"
- Customers are given a score out of 100%, and a list of actions to complete their profile

SuperCheck



- Innovative solution enabling customers to find their lost super. 5,400 customers have consolidated $100m of their super
- Westpac Live customers can search and see all their super in less than 60 seconds
- Customers can then open a BT Super for Life account and combine their super

Digital in insurance



- Policy display – customers can see their home and contents, motor and travel insurance policies in Online Banking
- Single sign-on and pre-population of customer details into online home and contents and motor quote and sale

Panorama

Commercialising Panorama – a market leading wealth management platform for customers and advisers



- ✓ **Modular** - flexible architecture to cater to different clients needs
- ✓ **Connectivity** - connect to existing accounting software
- ✓ **Collaboration** - collaborate with accounting partner to complete fund administration for SMSF
- ✓ **Compliance** - compliance embedded trading platform to assist administration

Functionality and capability

- Over 3,000 SMSF accounts - growing momentum
- Successful launch of Super Wrap in February
- Mobile - advisers and investors can view and trade their portfolio on the go
- Advised Investment Platform and Direct Investor offerings complete
- SMSF offer - a complete end to end offer for all customers including trustees, advisers and accountants



Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

WIB 1H17 result driven by lift in customer activity and markets

Westpac Institutional Bank | 103

Cash earnings ($m)



Lift in FX, fixed income and commodities trading with positive market conditions and stronger customer deal flow
Flow through of 2016 productivity program
Net loans down 3%
Portfolio continues to perform well. Increase in new IAPs partly offset by reduction in CAP, reflecting lower stressed assets
521
585
(41)
236
21
(65)
(36)
700
Up $115m or 20%
1H16
2H16
Net interest income
Non-interest income
Expenses
Impairment charges
Tax and NCI
1H17

Financial metrics

	1H16	2H16	1H17	Change on 2H16
Revenue ($m)	1,605	1,505	**1,700**	13%
Net interest margin (%)	1.72	1.76	**1.77**	1bp
Expense to income (%)	41.7	45.0	**38.6**	(Large)
Customer deposit to loan ratio (%)	110.6	119.8	**131.2**	Large
Stressed assets to TCE (%)	0.77	0.88	**0.59**	(29bps)

Operating metrics

	1H16	2H16	1H17	Change on 2H16
Customer revenue[1] / total revenue (%)	82	82	**77**	*(Large)*
Trading revenue / total revenue (%)	9	6	**14**	*Large*
Revenue per average FTE ($'000)	573	555	**631**	*14%*
Deposits ($bn)	83.4	88.4	**93.8**	*6%*

1 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. Excludes trading, derivative valuation adjustments and Hastings.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Westpac Institutional Bank | 104

Disciplined performance maintained

Disciplined balance sheet management


Deposits ($bn)
Net loans ($bn)
83.4
75.4
88.4
73.8
93.8
71.5
Mar-16
Sep-16
Mar-17

Net loans

- 3% reduction in net loans reflects continued disciplined balance sheet management
- Review of unused limits and committed facilities

Deposits

- Deposits up 6% benefiting from being the country's leading transactional banker to government clients

Margin

- Margin up 1 basis point to 1.77% reflecting disciplined new deal pricing

Expense control

- Business as usual costs lower from full period benefit of productivity initiatives and new operating model
- Lower investment in Asia contributed to a fall in project costs
- Regulatory and compliance costs unchanged
- 2H16 included restructuring costs associated with implementing the new operating model which were not repeated


WIB expenses ($m)
669
678
(6)
0
(5)
(10)
657
1H16
2H16
Business as usual and productivity
Regulation and compliance
Projects and amortisation
Restructuring costs
1H17

Well managed credit portfolio

- Portfolio performing well, with low relative stress levels
- Prudent coverage of impaired assets with impairment provisions to impaired assets 1H17 66.6% (2H16: 46.8%)


Stressed exposures as a % of TCE
Watchlist & substandard
90+ days past due and not impaired
Impaired
4.6
2.6
2.1
1.2
0.9
0.8
0.8
0.9
0.6
FY10
FY11
FY12
FY13
FY14
FY15
1H16
2H16
1H17

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Australasia's leading Institutional Bank

Westpac Institutional Bank | 105

Leading
Institutional Franchise

94% of the ASX top 100 bank with WIB

2,840+ customers

99% retention rate[1] transactional banking relationships

170 years longest customer relationship

Enduring
Customer Relationships

Public sector

- Enduring Institutional customer relationships across the public sector, including some going back almost 200 years
- Leading transactional banker to institutional and government clients, banking 4 of the 8 Australian State and Territory Governments
- Leveraging insight and expertise, as well as leading solutions in health (e.g. LanternPay), digital payments and cash management
- Continues to lead the way in supporting the government and industry with the SuperStream superannuation reforms
- Leading player in infrastructure, with a number of significant transactions closed in 1H17
- Strong customer deal flow around PPP, privatisations and renewable energy in addition to business as usual

Connecting customers

- Core franchise in Australia and NZ
- Presence in key global centres to connect customers to trade and capital flows - Shanghai, Beijing, Hong Kong, Singapore, Mumbai as well as London, New York and PNG

Innovative
Products and solutions

WIB / Business, wealth and consumer partnership

- LitePay enables international payments straight from online and mobile banking, focus on supporting our migrant customers with a low cost and fast service for sending funds overseas
- Added 3 new currencies and 21 new countries in 1H17

Superannuation

- Largest provider of superannuation transaction services through WIB's Clearing House and Gateway, QuickSuper
- Over 150,000 employers using QuickSuper, with 42m transactions in 1H17, up 30% over 1H16

LanternPay

- Custom-built claiming and payments platform designed for use in the NDIS, aged/home care and third party insurance schemes
- Recently secured its first major institutional mandate to transform payments for a State Government insurance scheme

Financial Markets digitisation

- Launched FX ATM pilot – 10 branches (multi-brand) provided with FX ATM machines to enable instant fulfilment of foreign cash in the four most used currencies of USD, EUR, GBP & NZD

1 Transactional banking relationships retention rate defined as the percentage of customers qualifying as a 'transactional relationship' for the duration of the half.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

New Zealand result reflects highly competitive market, and improving credit quality

New Zealand | 106

Cash earnings (NZ$m)


AIEA up 4% offset by margin, down 17bps driven by competitive deposit market and the one-off impact of faster amortisation of deferred mortgage costs
Investment costs from branch re-design, digital investment and business restructure were partly offset by lower FTE
Increased dairy provisions in 2H16 not repeated and large write-back in 1H17
452
434
(38)
1
(6)
86
(15)
462
Up $28m or 6%
1H16
2H16
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
1H17

1 Refer slide 132 for metric definition.

Key financial metrics

	1H16	2H16	1H17	Change on 2H16
Revenue (NZ$m)	1,092	1,115	**1,078**	(3%)
Net interest margin (%)	2.18	2.13	**1.96**	(17bps)
Expense to income (%)	41.8	41.4	**43.4**	198bps
Customer deposit to loan ratio (%)	76.6	76.6	**74.2**	(231bps)
Stressed assets to TCE (%)	1.78	2.54	**2.41**	(13bps)

Key operating metrics

	1H16	2H16	1H17	Change on 2H16
Customers (#m)	1.35	1.35	**1.36**	-
Customers with a wealth product[1] (%)	28.3	28.4	**28.6**	19bps
FUM (NZ$bn)	7.0	7.5	**7.7**	3%
FUA (NZ$bn)	2.0	2.0	**2.0**	-
Service quality - complaints (000's)	13.4	13.2	**11.4**	(14%)

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

New Zealand key metrics New Zealand 107 634 635 452 1,078 434 2.18 2.13 75 72 69 67 1 Following an update to the Group’s capital allocation framework, 1H16 and 2H16 numbers have been restated to ensure comparability to 1H17. 1H15 and 2H15 have not been restated at this time. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Net interest margin1 (%) 2.232.27 1H152H151H162H161H17 1.96 Expense to income ratio1 (%) 43.4 41.841.4 40.140.5 1H152H151H162H161H17 Loans (NZ$bn) and customer deposit to loan ratio (%) LoansCustomer deposit to loan ratio 77.375.276.676.674.2 77 Mar-15Sep-15Mar-16Sep-16Mar-17 Core earnings1 (NZ$m) 658653 610 1H152H151H162H161H17 Revenue1 (NZ$m) 1,1061,0921,115 1H152H151H162H161H17 1,058 Cash earnings1 (NZ$m) 468462 437 1H152H151H162H161H17

New Zealand | 108

Improving the digital customer experience

Westpac One

- Market leading platform. Canstar Best Online Bank in New Zealand 2016, 2015
- Around 32% of all applications are online, with over 50% of all card applications
- 758k active digital customers up 11% since launched in April 2015
- Active digital customers now 56% of total

2016 Canstar Best Online Bank in New Zealand

CashNav

- Integrated app to track finances and deliver spending insights
- Market first and leading - Canstar Innovation Excellence Award 2017
- Over 84,000 registrations to date since launched in September 2016

CashNav


$735

Transforming the network

- Further enhancing 24/7 capability
- Market leader with 176 Smart ATM's across the country
- Market first with ATM coin dispenser
- Over 700k paper statements have been supressed and migrated to e-Statements
- Over 500k transactions migrated to self-serve in the half
- Closed 20 branches and consolidated 2 (net 19 closed)



Digitally active customers (#'000's)


679
705
723
736
758
Up 3%
Up 5%
1H15
2H15
1H16
2H16
1H17

Over the counter transactions[1] (#m)


4.8
4.6
4.4
4.0
3.4
Down 15%
Down 22%
1H15
2H15
1H16
2H16
1H17

Digital transactions[1] (#m)


30.7
32.0
33.0
35.0
35.9
Up 3%
Up 9%
1H15
2H15
1H16
2H16
1H17

1 Digital transactions are typically payments and transfers. Over the counter transactions are typically withdrawals and deposits along with transfers and payments.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Improvements in stressed exposures as dairy portfolio stabilises

New Zealand | 109

Business stressed exposures as a % of New Zealand business TCE


Impaired
90+ day past due not impaired
Watchlist & substandard
16.2
15.6
13.2
7.7
14.4
12.8
9.6
7.1
6.8
4.4
4.9
3.2
3.8
2.9
3.3
2.3
3.6
2.3
3.4
2.4
3.7
2.9
5.5
5.0
5.3
4.8
0.1
1.4
0.4
2.6
0.2
3.4
0.3
2.2
0.2
1.5
0.1
0.1
0.1
0.0
0.2
0.1
0.1
0.1
Sep-08
Sep-09
Sep-10
Sep-11
Sep-12
Sep-13
Mar-14
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
17
8
7
3
4
62
Property
Manufacturing
Agriculture, forestry & fishing
Wholesale trade
Construction
Other

Agribusiness portfolio

	Mar-16	Sep-16	Mar-17
TCE (NZ$bn)	8.1	8.6	**8.6**
Agriculture as a % of total TCE	7.9	8.1	**8.0**
% of portfolio graded as 'stressed'[2]	7.8	18.6	**16.9**
% of portfolio in impaired	0.32	0.42	**0.44**

Milk price & Fonterra dividend (NZ$)


Kg Ms
Dividend
Milk price
Westpac forecast
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
2013/14
2014/15
2015/16
2016/17
2017/18

Key messages

- Dairy portfolio has stabilised and risk grade profile is improving following favourable milk price movements
- Focus remains on supporting existing dairy customers with proven long-term financial viability
- Expect portfolio to continue improving as high milk price translates to cash flow

1 Large reduction in stressed exposures from Sep 2011 to Sep 2012 due primarily to transfer of WIB assets during 2012. 2 Includes impaired exposures.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Asset quality in good shape New Zealand 110 delinquencies (%) Down $86m 1 LVR based on current loan and property value at latest credit event. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 Mortgage 90+ day delinquencies (%) 1.0 0.5 4 0.0 0.1 Mortgage portfolio LVR1 (%) of portfolio 91% of mortgage portfolio less than 80% LVR 42% 23%26% 5%4% 0<=6060<=7070<=8080<=9090+ Mortgage loss rates each half (%) 0.25 0.20 0.15 0.10 0.050.01 0.00 Unsecured consumer 90+ day 1.5 1.0 0.58 0.5 0.0 Movement in impairment charges (NZ$m) 50(5)(49) 9 (31)(1)(36) 1H162H16New IAPSWrite-back +CAP changesWrite-offs1H17 recoveriesand other

200 200 years proudly supporting Australia Economics Financial results based on cash earning unless otherwise stated. Refer page 34 for definition. Results principally cover the 1H17, 2H16 and 1H16 periods. Comparison of 1H17 versus 2H16 (unless otherwise stated)

Australian and New Zealand economic forecasts Economics 112 CALENDAR YEAR KEY ECONOMIC INDICATORS1 (%) AS AT MAY 2017 2015 2016 2017F 3.1 3.3 3.5 World GDP Private consumption 2.7 2.7 2.7 Business investment2,3 -8.6 -8.8 -1.7 Unemployment – end period 5.8 5.7 6.3 1.7 1.5 2.2 CPI headline – year end Interest rates – cash rate 2.00 1.50 1.50 Credit growth, Total – year end 6.6 5.6 5.0 Credit growth, Housing – year end 7.4 6.3 5.8 6.4 5.5 4.7 Credit growth, Business – year end Unemployment – end period 4.9 5.2 4.6 Consumer prices 0.1 1.3 2.0 Interest rates – official cash rate 2.5 1.8 1.8 Credit growth – Total 6.1 7.5 6.8 Credit growth – Housing 5.8 8.6 7.7 Credit growth – Business 6.5 6.5 5.8 1 Source: Westpac Economics. 2 GDP and components show year average growth rates. 3 Business investment adjusted to exclude the effect of private sector purchases of public assets. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack New ZealandGDP2.53.13.2 AustraliaGDP22.42.52.6

A positive start to 2017 for the Australian economy Economics 113 Australian economy key statistics (latest available as at May 2017) GDP Westpac Forecast (end 2017 over prior year) 2.4% 3.0% Unemployment Rate Westpac Forecast (end 2017) 5.9% deviation from avg. 6.3% Sources: NAB survey, Westpac Economics. Sources: Reuters, Westpac Economics Inflation Westpac Forecast (end 2017) 2.1% 2.0% Cash Rate Westpac Forecast (June 2018) 1.50% Business 400 1.50% Construction AUD/USD Westpac Forecast (June 2018) US$0.76 US$0.70 Sources: ABS, Westpac Economics. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Service sector strength driving job gains Employment (# ’000) 700Household 600services 500 services 300 200 100Mining 0Goods dist’n -100Manufacturing -200 Jun-09Jun-10Jun-11Jun-12Jun-13Jun-14Jun-15Jun-16 Business conditions trending higher 30 net bal.goods related 20 10 0 -10 -20 -30 Mar-05Mar-07Mar-09Mar-11Mar-13Mar-15Mar-17 consumer sectors business services 3 month moving avg. Global lead indicators have turned index 60 55 50 45 global 40 35bal PMI 30 Mar-97 Mar-01 Mar-05 Mar-09 Mar-13 Mar-17 Westpac trade PMI JPMorgan glo manufacturing

Emerging growth drivers for Australia Economics 114 22 $bn $bn 18 14 10 6 travel 0 Sources: ABS, Deloitte Access Economics Investment Monitor, Westpac Economics investment may become a potential % of Net Capacity utilisation (lhs) 15 14 13 12 years both by historical standards and utilisation •While confidence has not been based upturn, non-mining investment recent years. Sources: ABS, NAB, Westpac Economics 1 Includes legal and professional services, financial services, IT & Telecommunications , intellectual property rights and other. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Capacity utilisation: reduction in spare capacity •A wider pick up in non-mining businessCapacity utilisation vs investment driver further outbalanceGDP •Investment has been low in recent85 compared to firm levels of capacity83 81 sufficiently strong to driver a broad7911 has picked up in NSW and Vic in7710 759 Dec-Dec-Dec-Dec-Dec-Dec-Dec-92960004081216 Investment*, % of GDP (rhs) * Non-mining investment, nominal Services Service exports ($bn) $bnRolling annual, nominalEducation 20 16travel 12 8ation 4 2 Dec-92Dec-98Dec-04Dec-10Dec-16 Sources: ABS, Westpac Economics •International trade in services is contributing to the rebalancing of growth in Australia •Service exports represent 4% of GDP and given the labour intensive nature of these activities, have a significant spill-over effect •Service exports 3-year growth is the fastest since 2001, boosted by the lower Australian dollar and supported by consumer demand from China •NSW and Victoria are benefiting, attracting international visitors and foreign students •NSW accounts for 42% of total service exports, 10ppts above its share of the national economy Business services¹ Leisure Transport Business Infrastructure • While mining investment remains theAustralia’s project pipeline: transport dominant driver of Australia’s investmentUnder construction (Inv. Monitor) project pipeline, an upswing in public transport projects is an emerging positive200& Committed200 • Definite public transport projects are now valued at $108bn. This represents a sharp increase on a year ago, up $44bn150150 • NSW and Vic lead with $47bn worth of100100 projects already under construction over the two states, a further $28bn is at the committed stage and $37bn is under5050 consideration including a second airport in Sydney and a freight rail line between00 Melbourne and BrisbaneMar-Mar-Mar-Mar-Mar-Mar-060810121416 & Under consideration

Jobs are being created, although wage growth is low Economics 115 Manufacturing Health & education Utilities Agriculture Retail 6 Australian private sector wages mining industry wages 8 8 2 Manufacturing 7 15 9 4 4 14 Health, Social Assistance 1 1 Sources: ABS, Westpac Economics. Sources: ABS, Westpac Economics. 1 Excludes ownership of dwellings and taxes less subsidies. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Australian employment by sector (annual change, ‘000) Government Construction Leisure & hospitality Mining Business services Finance & real estate Wholesale & transp. -60-300306090120150 Sources: ABS, Westpac Economics. Represents 6 month average level compared to 6 month average level a year ago Australian wage inflation (%, yr) %yr%yr 77 66 55 33 22 00 Dec-99Dec-03Dec-07Dec-11Dec-15 last 6mths annualised year ago latest 2qtr avg Services employ a large part of the Australian workforce Sector contribution to GDP (%)1 ServicesMining 52% 411Manufacturing 13Construction 7Transport, Utilities 109Wholesale, Retail Rural Household services 68Education & Health Government 13210Finance Property, Business services Communications Australian employment by sector 2015/16 (%) Services 59%Mining Construction Transport, Utilities 66Wholesale, Retail Agriculture 8Household services Education 133Public Administration 13Finance Business services

State differences across Australia are key to understanding trends Economics 116 22 2 2 2 1 Sources: ABS, Westpac Economics 60 9.0 Sources: ABS, Westpac Economics 1. Real, financial years, experimental estimates Sources: ABS, Westpac Economics Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Activity picking up in NSW and Victoria1 $bnNon-mining Business investment 50 40 30 20 10 0 1992199620002004200820122016 NSWQldVicWA Lowest jobless rate in NSW %Unemployment rate by State as at March 2017 (seasonally adjusted %) Mar-08Mar-11Mar-14Mar-17 8.0 7.0 6.0 5.0 4.0 3.0 2.0 1.0 0.0 AustraliaNSWVicQldWA 5.96.16.36.5 5.1 NSW and Victoria 57% of population, 58% of employment Relative size of States (Share of Australia, 2015/16, %) GSPPopulationEmploymentExports38 32 32 32 25 26 19 20 20 20 15 6775 NSWVicQldWASATas 11 11 21 12

Credit growth remaining modest Economics 117 25 Sources: RBA, Westpac Economics. Sources: RBA, Westpac Economics. Housing credit in 6 month % change annualised. Sources: Westpac MI, Westpac Economics. Sources: NAB, Westpac Economics. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Consumer confidence (net balance) 130 120 110 100 90 80 70 60 Apr-05Apr-09Apr-13Apr-17 Monthly Business confidence (net balance) 30 20 10 0 -10 -20 -30 -40 Mar-05Mar-09Mar-13Mar-17 Monthly; Deviation from average Australian private sector credit growth (% ann) HousingTotal creditBusiness 20 15 10 5 0 -5 -10 Mar-93Mar-97Mar-05Mar-05Mar-09Mar-13Mar-17 Forecasts end 2018 Australian housing credit growth (% ann) 36 32 28 24 20 16 126 87 48 0 Mar-03Mar-05Mar-07Mar-09Mar-11Mar-13Mar-15Mar-17 TotalInvestorOwner-occupier 8. 6. 5.

Housing market supported by population growth and dwelling supply/demand balance Economics 118 Population versus dwelling stock (annual average change ‘000) Population Dwelling stock* 7 net of demolitions – implied by Census data 350 2.8 140 1.9 Sources: REIA, Westpac Economics. Sources: ABS, Westpac Economics. NSW & Vic Rest of Australia 40 6mths 0.5 Sources: ABS, Westpac Economics Sources: CoreLogic, RBA, Residex, Westpac Economics. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Population growth now strongest in NSW and Victoria ann% 2.5 2.0 1.5 1.0 annualised 0.0 Sep-84 Sep-88 Sep-92 Sep-96 Sep-00 Sep-04 Sep-08 Sep-12 Sep-16 Last Housing affordability: all dwellings %% income required to service mortgage 35 30 25 20 15 10 Mar-82Mar-87Mar-92Mar-97Mar-02Mar-07Mar-12Mar-17 of 75% median dwelling, all regionsDeteriorateIf mortgage rate was 1% higher Improve Long run avg 10yr avg Estimates based on capital cities prior to 1993 * 300 236 114125136125 187196 1970s1980s1990s2000s2011-2017 Residential rental vacancy rates (%) %AustraliaSydneyMelbourne 6 5 4 3 22.5 1 0 Mar-87Mar-92Mar-97Mar-02Mar-07Mar-12Mar-17 Investor housing boom

Housing market responds to both macro prudential measures and rates Economics 119 (annual %) 30 composite of all measures, seasonally adjusted, 6mth annualised growth. Sources: ABS, CoreLogic, APM, Residex, RBA, Westpac Economics. Dwelling prices are all dwellings, composite of all measures, seasonally adjusted, 6mth annualised growth. Sources: ABS, CoreLogic, Westpac Economics. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Change in Australian dwelling prices by capital city %SydneyMelbourneBrisbanePerth 20 10 0 -10 -20 Apr-11Apr-12Apr-13Apr-14Apr-15Apr-16Apr-17 Sources: ABS, CoreLogic, APM, Residex, Westpac Economics. Dwelling prices are all dwellings, Capital cityPop’n% Change YoY (Apr-17)Avg since 2007 Sydney4.9mUp 16.1%Up 7.6% Melbourne4.9mUp 15.3%Up 6.6% Brisbane2.3mUp 2.1%Up 1.4% Perth2.0mDown 6.0%Down 0.2% Adelaide1.3mUp 2.1%Up 2.0% Australian housing market indicators 30ann%Dwelling pricesann%20 2015 1010 05 -100 -20-5 -30-10 90%Auction clearance rates%90 8080 7070 6060 5050 4040 30$bnHousing finance approvals$bn30 2525 2020 1515 1010 Apr-11Apr-12Apr-13Apr-14Apr-15Apr-16Apr-17 macro-prudential tightening rate cuts

Drivers of investor property lending Economics 120 and gross rental yields similar to the dividend yield on Australian shares and behaviour. However, the latter does not appear to be a significant factor at the even in the stronger Sydney and Melbourne markets Sources: ABS, Westpac Economics. Australia NSW Vic 9.0 Sources: CoreLogic, ABS, Westpac Economics Sources: CoreLogic, REIA, RBA, Westpac Economics. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Dwelling turnover (% total stock) % 8.0 7.0 6.0 5.0 4.0 3.0 Dec-96Dec-00Dec-04Dec-08Dec-12Dec-16 *qtly, annualised Investor housing yields vs shares, deposits (% p.a.) %Rental yield* 10 8 6 4 2 0 Dec-96Dec-00Dec-04Dec-08Dec-12Dec-16 ASX 200 dividend yield 1yr term deposit *Gross yield, median rent on 2bdrm unit as % of median unit price •Investor activity has been a key driver of Australian housing in recent years •Demand from investors tends to be less sensitive to affordability considerations with price expectations and yields more important factors - Both remain supportive for demand with surveyed price expectations positive well above returns on term deposits •Investor activity can be more volatile and susceptible to riskier ‘speculative’ moment. In particular, the proportion of ‘short term’ transactional buying appears to be low: turnover in Australia’s housing markets is low by historical standards, Housing finance approvals: value of housing finance ($bn/mth) $bn/mth 16'Upgraders', ex-refinancing 14 12 10 8 6 4 2 0 Feb-97Feb-02Feb-07Feb-12Feb-17 Investor finance First home buyers

Australian household sector Economics 121 200 160 unds held unts 60 40 Mar-83 Mar-88 Mar-93 Mar-98 Mar-03 Mar-08 Mar-13 Mar-18 Sources: ABS, RBA, Westpac Economics Sources: ABS, RBA, Westpac Economics. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Australian households debt to income ratio (%) Total (gross) debt Total debt net of offset accounts 180 140 120net of all 100ts also 80ge offset since peak 20 0 -20 -40 Total debt net of all deposits* Trend since Jun-07 Debt deposi excludes f in mortga acco –20pts * Westpac estimates prior to 1988 Australian household balance sheets % Annual household disposable income %% Total assets 1200Since Jun-07:1200 10001000 800800 600600 400400 200200 00 Sep-81 Sep-86 Sep-91 Sep-96 Sep-01 Sep-06 Sep-11 Sep-16 Sep-21 Total liabilitiesJun-07+43pts Total net worth +22pts +21pts •Conditions remain mixed across Australia’s household sector •After a period of balance sheet consolidation, debt is now rising again. With income growth subdued, aggregate measures of leverage are at or slightly above previous peaks. Debt servicing costs have also risen although they remain well below the ‘stressed’ peaks in 2011 and 2007 •Gains in household assets have also significantly outstripped the rise in debt, producing strong increases in net worth •However, conditions vary markedly by state reflecting both the divergent performance of housing markets and household incomes

Australia’s high rise apartment market Economics 122 (annual average change ‘000) 400 400 226 70 70 30 30 0 12 24 36 48 60 Source: RBA, CoreLogic. 2 Estimated proportion of approved dwellings completed by months after approval. Note that not all approved dwellings are completed, reflecting both cancellations and reductions in project size. Also, ‘high rise’ projects often have significant delays between approval and commencement. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Dwelling construction: indicative completion times2%% 100100 9090 8080 6060 5050 4040 2020 1010 00 Detached houses Low-mid rise High rise Average construction time for ‘high rise’ about 2-2½yrs Population versus dwelling stock Population New 'high rise' apartments^ 350350 300300 250250 200200 150150 100100 5050 00 1950s1960s1970s1980s1990s2000s last 6 yrsnext 4yrs# Total dwelling stock^ 350345 *Average annual change ^Net of demolitions – implied by Census data;300 140 176 ‘high rise’ is completions only; #Westpac estimates 236 125 196 210 187 77 125 136 98 114 •Construction in Australia has responded to low rates and the end of the mining boom •A surge in apartment construction in recent years saw a rise in the number of completions in 2016 that will continue into 2017 and 2018 •Sydney is expected to see 50,000 apartment completions over the two years with 34,000 in Melbourne and 18,000 in Brisbane. New supply is more heavily concentrated in inner city areas in Melbourne (18,000 completions) and Brisbane (7,000) than in Sydney (7,500) •New completions will start to address the large structural deficit that accumulated over the past decade as strong migration-led population growth combined with sustained low levels of building •Market-wide oversupply is not likely but pockets of oversupply may emerge over the short to medium term as new supply is completed

New Zealand economy Economics 123 Source: RBNZ, Westpac Economics 6 6 Source: Statistics NZ, Westpac Economics Source: Statistics NZ, Westpac Economics 1 Seasons ended May. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Inflation %% 55 44 33 22 11 00 200720092011201320152017 CPI inflationWestpac forecast CPI excluding petrol NZD/USD, NZD/AUD and TWI 1.00Westpac forecast90 85 0.9080 0.8075 70 0.7065 60 0.6055 0.5050 45 0.4040 20052008201120142017 NZD/USD NZD/AUD TWI (right axis) Key economic statistics FY16FY17fChange GDP annual average growth2.9%2.9%(0 bps) Inflation rate0.4%2.1%(+170 bps) Official cash rate (OCR)1.75%1.75%(0 bps) Unemployment rate4.9%4.5%(-20 bps) Dairy payout (ex dividend)1 $6.00$6.10(+$0.10) •Inflation rebounded to 2.2% in early 2017, boosted by fuel and food prices Core inflation, while still below 2%, has also lifted Annual inflation is expected to remain around 2% through 2017 – higher than the RBNZ expect in February when it released its most recent projections •Westpac Economics still expects that the OCR will be adjusted at a gradual pace Much of the recent pickup in inflation has been due to temporary factors - food and fuel. To ensure inflation remains around 2% beyond 2017, the economy will need to continue growing at strong pace, and this will require interest rates to remain low for some time yet •Potential changes to the monetary policy framework have been mooted by the NZ Government. These include a possible move from a single decision-maker model to a formal voting committee. The main opposition has also proposed the addition of a ‘full employment’ goal. It is not clear that either change would result in materially different policy settings

New Zealand economy Solid growth outlook, low interest rates a key support Economics 124 Sources: Stats NZ, Westpac economics 40 40 Source: Stats NZ, Westpac economics Sources: Stats NZ, Westpac economics Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Construction spending (annual) $bn$bn 3535 3030 2525 2020 1515 1010 55 00 2005200820112014201720202023 Construction (excl. quake costs) Canterbury rebuild Kaikoura earthquake costs Westpac forecast Net migration (annual) 000s000s 75Total75 5050 2525 00 -25-25 -50-50 2000200220042006200820102012201420162018 New Zealanders Other Westpac forecast •The New Zealand economy is expected to continue growing at around 3% per annum over the next few years •Growth is being supported by strong population of around 2% per annum. From record net migration with a net inflow of 72,000 people over the year Recent policy changes are expected to have a limited impact on migration •There is a very strong outlook for residential construction centred on Auckland, and a large pipeline of non-residential construction, including infrastructure •Planned spending on the Canterbury (Christchurch) rebuild (equal to around 15% of annual GDP) is around two-thirds complete and has started to wind down GDP growth (%) 88 66 44 22 00 -2-2 -4-4 200020022004200620082010201220142016 Qtr % chgAnnual average % change Westpac forecast

New Zealand - conditions improving for the dairy sector Economics 125 some recent pull-back, global dairy prices are nearly 50% higher than mid-2016 Milk price Dividend and New Zealand, was a catalyst for the turnaround in prices in H2 2016. But higher prices. Rising supply is expected to limit further price upside this year above breakeven for most in the industry, it will take time for farmers to repair Source: Fonterra, Westpac Economics Jan 2000 Jan 2000 400 400 Source: ANZ, Westpac Source: RBNZ, DairyNZ, Westpac, Fonterra Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack 2002/03 2002/03 2003/04 2004/05 2003/04 2004/05 2005/06 2006/07 2005/06 2006/07 2007/08 2008/09 2007/08 2008/09 2009/10 2010/11 2009/10 2010/11 2011/12 2012/13 2011/12 2012/13 2013/14 2013/14 2014/15 2015/16 2014/15 2015/16 2016/17 2017/18 2016/17 NZ export commodity price index (NZD) Indexed to 100Indexed to 100 350350 300300 250250 200200 150150 100100 5050 00 Jan-00 Jan-02 Jan-04 Jan-06 Jan-08 Jan-10 Jan-12 Jan-14 Jan-16 Meat, Skins and Wool Dairy Products Horticultural Products Break-even dairy payout Kg MsBreak Even Effective PayoutKg Ms $10$10 $8$8 $6$6 $4$4 $2$2 $0$0 Fonterra payout including dividendForecast •The outlook for the dairy sector has improved significantly over the year. Despite •A contraction in milk production from key exporting regions, including Europe milk production trends have firmed in recent months, as farmers respond to •At the same time, demand has firmed, particularly out of China and parts of Asia •Westpac Economics is forecasting a farm gate milk price of $6 for the current 2016/17 season, and a similar $6.10 for next season. Although that price is balance sheets following two seasons of poor prices Dairy payout and dividend Kg MsKg Ms $10forecast$10 $8$8 $6$6 $4$4 $2$2 $0$0 Westpac

New Zealand economy Housing market conditions evolving, stability concerns persist Economics 126 in supply is limiting the downside for prices in Auckland) sustained impact on house price growth, with further rises in borrowing rates Sources: REINZ, Westpac Economics Source: RBNZ Sources: REINZ Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Index = 100 in 2011 Index = 100 in 2011 Household debt, share of disposable income (%) %% 175175 150150 125125 100100 1999200120032005200720092011201320152017 House sales (monthly) SalesSales 9,0009,000 8,0008,000 7,0007,000 6,0006,000 5,0005,000 4,0004,000 3,0003,000 2008200920102011201220132014201520162017 •House price inflation has cooled substantially in recent months •In Auckland prices have been effectively flat since last August (though tightness •Previous hotspots such as Hamilton and Tauranga have also slowed. Prices are still rising at a moderate pace in many of the smaller regions •Sales level are down around 20% from the peak in 2016 •The tightening of loan-to-value restrictions for investors last July has contributed to the slowdown in the housing market. More significantly, mortgage rates have risen since late last year. Westpac Economics expects this factor to have a more expected this year New Zealand house prices by region (index) 220220 200200 180180 160160 140140 120120 100100 8080 Jan-11Jan-12Jan-13Jan-14Jan-15Jan-16Jan-17 Canterbury Wellington Auckland

Appendix and disclaimer

Appendix 1: Cash earnings adjustments

Appendix and Disclaimer | 128

Cash earnings adjustment	1H16 $m	2H16 $m	1H17 $m	Description
Reported net profit	3,701	3,744	**3,907**	Net profit attributable to owners of Westpac Banking Corporation
Amortisation of intangible assets	79	79	**73**	The merger with St.George and acquisition of Lloyds resulted in the recognition of identifiable intangible assets. Commencement of equity accounting for BTIM in 2015 also resulted in the recognition of notional identifiable intangible assets within the investments in associate's carrying value. The intangible assets recognised relate to core deposits, customer relationships, management contracts and distribution relationships. These intangible items are amortised over their useful lives, ranging between four and twenty years. The amortisation of these intangible assets (excluding capitalised software) is a cash earnings adjustment because it is a non-cash flow item and does not affect cash distributions available to shareholders
Acquisition transaction and integration expenses	7	8	**-**	Costs associated with the acquisition of Lloyds were treated as a cash earnings adjustment as they do not reflect the earnings expected from the acquired businesses following the integration period
Fair value (gain)/loss on economic hedges	83	120	**7**	The unrealised fair value (gain)/loss on FX hedges of future NZ earnings and accrual accounted term funding transactions are reversed in deriving cash earnings as they may create a material timing difference on reported results but they do not affect the Group's cash earnings over the life of the hedge
Ineffective hedges	26	(35)	**(4)**	The unrealised (gain)/loss on ineffective hedges is reversed in deriving cash earnings for the period because the gain or loss arising from the fair value movement in these hedges reverses over time and does not affect the Group's profits over time
Treasury shares	8	2	**34**	Under AAS, Westpac shares held by the Group in the managed funds and life businesses are deemed to be Treasury shares and the results of holding these shares are not permitted to be recognised as income in the reported results. In deriving cash earnings, these results are included to ensure there is no asymmetrical impact on the Group's profits because the Treasury shares support policyholder liabilities and equity derivative transactions which are re-valued in determining income
Cash earnings	**3,904**	**3,918**	**4,017**	

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Appendix 2: Definitions Appendix and Disclaimer 129 BT Financial Group (Australia) (BTFG) is the wealth management and insurance arm of Westpac Group providing a broad range of associated services. BTFG’s funds management operations include the manufacturing and distribution of investment, superannuation, retirement products, wealth administration platforms, private banking, margin lending and equities broking. BTFG’s insurance business covers the manufacturing and distribution of life, general and lenders mortgage insurance. The division also uses third parties for the manufacture of certain general insurance products as well as actively reinsuring its risk using external providers across all insurance classes. BTFG operates a range of wealth, funds management (including Ascalon which is a boutique incubator of emerging fund managers), and financial advice brands and operates under the banking brands of Westpac, St.George, Bank of Melbourne and BankSA for Private Wealth and Insurance. BT Investment Management Limited (BTIM) is 29.3% owned by BTFG (following a partial sale in 2015) with the business being equity accounted from July 2015. BTFG works in an integrated way with all the Group’s Australian divisions Consumer Bank (CB) is responsible for sales and service to consumer customers in Australia under the Westpac, St.George, BankSA, Bank of Melbourne and RAMS brands. Activities are conducted through a dedicated team of specialist consumer relationship managers along with an extensive network of branches, call centres and ATMs. Customers are also supported by a range of internet and mobile banking solutions. CB also works in an integrated way with BTFG and WIB in the sales and service of select financial services and products including in wealth and foreign exchange. The revenue from these products is mostly retained by the product originators Consumer Bank BTFG Business Bank (BB) is responsible for sales and service to micro, SME and commercial business customers for facilities up to approximately $150 million. The division operates under the Westpac, St.George, BankSA and Bank of Melbourne brands. Customers are provided with a wide range of banking and financial products and services to support their lending, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance, property finance and treasury. The division is also responsible for consumer customers with auto finance loans. BB works in an integrated way with BTFG and WIB in the sales and service of select financial services and products including corporate superannuation, foreign exchange and interest rate hedging. The revenue from these products is mostly retained by the product originators in supporting the insurance and wealth needs of customers Business Bank Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited, which is incorporated in New Zealand and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand while insurance and wealth products are provided under Westpac Life and BT brands, respectively. Westpac New Zealand also has its own infrastructure, including technology, operations and treasury Westpac NZ Westpac Institutional Bank (WIB) delivers a broad range of financial products and services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in transactional banking, financial and debt capital markets, specialised capital, and alternative investment solutions. Customers are supported throughout Australia as well as via branches and subsidiaries located in New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific currently providing a range of banking services in Fiji and PNG. WIB works in an integrated way with all the Group’s divisions in the provision of more complex financial needs including across foreign exchange and fixed interest solutions WIB This segment provides centralised Group functions including Treasury, Technology and Core Support (finance, human resources etc.). Costs are partially allocated to other divisions in the Group, with costs attributed to enterprise activity retained in Group Businesses. This segment also reflects Group items including: earnings on capital not allocated to divisions, earnings from non-core asset sales and certain other head office items such as centrally raised provisions Group Businesses or GBU Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Appendix 2: Definitions (continued)

Appendix and Disclaimer | 130

Capital ratios	As defined by APRA (unless stated otherwise)
Risk weighted assets or RWA	Assets (both on and off-balance sheet) are risk weighted according to each asset's inherent potential for default and what the likely losses would be in case of default. In the case of non asset backed risks (ie. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5
Leverage ratio	As defined by APRA (unless state otherwise). Tier 1 capital divided by 'exposure measure' and expressed as a percentage. 'Exposure measure' is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures
Internationally comparable	The internationally comparable common equity Tier 1 (CET1) capital ratio is an estimate of Westpac's CET1 ratio calculated on rules comparable with global peers. The ratio adjusts for differences between APRA's rules and those applied to global peers. The adjustments are applied to both the determination of regulatory CET1 and the determination of risk weighted assets. Methodology aligns with the APRA study titled "International capital comparison study" dated 13 July 2015
Liquidity coverage ratio (LCR)	An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA-defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%, effective 1 January 2015. LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash out flows in a modelled 30 day defined stressed scenario
High quality liquid assets (HQLA)	As defined by APRA in Australian Prudential Standard APS210 Liquidity, including BS-13 qualifying liquid assets, less RBA open repos funding end of day ESA balances with the RBA
Committed liquidity facility (CLF)	The RBA makes available to Australian Authorised Deposit-taking Institutions a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity

Net stable funding ratio (NSFR)	The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI's capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI's assets and off-balance sheet activities. When it is implemented by APRA from 1 January 2018, ADI's must maintain an NSFR of at least 100%
90 days past due and not impaired	Includes facilities where: 1. contractual payments of interest and / or principal are 90 or more calendar days overdue, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days, including accounts for customers who have been granted hardship assistance; or 2. an order has been sought for the customer's bankruptcy or similar legal action has been instituted which may avoid or delay repayment of its credit obligations; and 3. the estimated net realisable value of assets / security to which Westpac has recourse is sufficient to cover repayment of all principal and interest, where there are otherwise reasonable grounds to expect payment in full and interest is being taken to profit on an accrual basis. These facilities, while in default, are not treated as impaired for accounting purposes
Collectively assessed provisions or CAPs	Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience for assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data. Included in the collectively assessed provision is an economic overlay provision which is calculated based on changes that occurred in sectors of the economy or in the economy as a whole

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Appendix 2: Definitions (continued)

Appendix and Disclaimer | 131

Impaired assets	Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer's outlook, cashflow, and the net realisation of value of assets to which recourse is held: 1. facilities 90 days or more past due, and full recovery is not in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; 2. non-accrual assets: exposures with individually assessed impairment provisions held against them, excluding restructured loans; 3. restructured assets: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; 4. other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and 5. any other assets where the full collection of interest and principal is in doubt.
Individually assessed provisions or IAPs	Provisions raised for losses that have already been incurred on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and as this discount unwinds, interest will be recognised in the income statement
Stressed loans	Stressed loans are the total of watchlist and substandard, 90 days past due and not impaired and impaired assets
Watchlist and substandard	Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal
Total committed exposures (TCE)	Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and underwriting risk

AIEA	Average interest-earning assets and is the average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance for the period
Cash earnings	Is a measure of the level of profit that is generated by ongoing operation and is therefore available for distribution to shareholders. Three categories of adjustments are made to reported results to determine cash earnings: material items that key decision makers at Westpac believe do not reflect ongoing operations; items that are not considered when dividends are recommended; and accounting reclassifications that do not impact reported results. For details of these adjustments refer to slide 128
Cash earnings per ordinary share	Cash earnings divided by the weighted average ordinary shares (cash earnings basis)
Core earnings	Net operating income less operating expenses
Full-time equivalent employees (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight
Net interest margin	Calculated by dividing net interest income by average interest-earning assets
Net tangible assets per ordinary share	Net tangible assets (total equity less goodwill and other intangible assets less minority interests) divided by the number of ordinary shares on issue (reported)
Weighted average ordinary shares (cash earnings)	Weighted average number of fully paid ordinary shares listed on the ASX for the relevant period
Weighted average ordinary shares (reported)	Weighted average number of fully paid ordinary shares listed on the ASX for the relevant period less Westpac shares held by the Group ('Treasury shares')

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Appendix 2: Definitions (continued) Appendix and Disclaimer 132 Data based on Roy Morgan Research, Respondents aged 14+ and 12 month rolling. Wealth penetration is defined as the proportion of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with a Banking Group and also have Managed Investments, Superannuation or Insurance with the same Banking Group. Note: Westpac and St.George use Managed Investments, Superannuation or Insurance with Westpac Group. Australian customers with wealth products metrics provider Source: DBM Consultants Business Financial Services Monitor, March 2012 – March 2017, 6MMA. MFI customers, all businesses. The Customer Satisfaction score is an average of customer satisfaction ratings of the customer’s main financial institution for business banking on a scale of 0 to 10 (0 means ‘extremely dissatisfied’ and 10 means ‘extremely satisfied’) Customer satisfaction – overall business Westpac includes Westpac, BT, Challenge Bank, Rothschild, ASGARD, and Sealcorp. St.George brands include St. George, Advance Bank, BankSA, Bank of Melbourne, Dragondirect, RAMS. Westpac Group includes Westpac, St. George, Advance Bank, ASGARD, BankSA, Bank of Melbourne, BT, Challenge Bank, Dragondirect, RAMS, Rothschild, and Sealcorp. Peers includes: ANZ Group, CBA Group and NAB Group. NZ customers with wealth products (%) Number of customers who have managed investments or superannuation with Westpac NZ as a proportion of the total active customers in Westpac NZ Retail, Private and Business Bank Source: DBM Consultants Business Financial Services Monitor, March 2015 – March 2017, 6MMA. MFI customers, SME businesses. The Customer Satisfaction score is an average of customer satisfaction ratings of the customer’s main financial institution for small business banking on a scale of 0 to 10 (0 means ‘extremely dissatisfied’ and 10 means ‘extremely satisfied’) Customer satisfaction – SME Source: Roy Morgan Research, March 2012 – March 2017, 6MMA. Main Financial Institution (as defined by the customer). Satisfaction ratings are based on the relationship with the financial institution. Customers must have at least a Deposit / Transaction account relationship with the institution and are aged 14 or over. Satisfaction is the percentage of customers who answered ‘very’ or ‘fairly satisfied’ with their overall relationship with their MFI. Customer satisfaction – overall consumer Westpac Group rank The ranking refers to Westpac’s position relative to the other three major Australian banks (ANZ, CBA and NAB) Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Investor Relations Team Contact us 133 www.westpac.com.au/investorcentre andrewbowden@westpac.com.au nicole.mehalski@westpac.com.au Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Equity Investor Relations Andrew BowdenNicole MehalskiAnnual reports Head of Investor RelationsDirectorPresentations and webcasts +61 2 8253 4008+61 2 8253 16675 year financial summary Prior financial results Debt Investor Relations Jacqueline BoddyLouise Coughlan DirectorDirector (Rating Agencies) +61 2 8253 3133+61 2 8254 0549 jboddy@westpac.com.aulcoughlan@westpac.com.au Retail Shareholder Investor Relations Danielle StockRebecca Plackett Senior ManagerSenior Manager +61 2 8253 0922+61 2 8253 6556 danielle.stock@westpac.com.aurplackett@westpac.com.au Or email: investorrelations@westpac.com.au

Disclaimer Appendix and Disclaimer 134 The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s 2017 Interim Financial Results (incorporating the requirements of Appendix 4D) for the six months ended 31 March 2017 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to slides 34 for an explanation of cash earnings and Appendix 1 slide 128 for a reconciliation of reported net profit to cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, ‘aim’, or other similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in the section titled ‘Risk factors' in Westpac’s Interim Financial Results for the six months ended 31 March 2017 (or Annual Report for the year ended 30 September 2016) available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation to update any forward-looking statements contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack